Exhibit 10.10

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into this 15th day of November, 2011 (“Effective Date”), by and between Michigan Life Science and Innovation Center LLC, having an address of 46701 Commerce Center Drive Plymouth, MI 48170 (“Landlord”) and Esperion Therapeutics, Inc., having an address of 46701 Commerce Center Drive Lab B, Plymouth, MI 48170 (“Tenant”), (collectively the “Parties”).

Recitals:

A.                                    Pursuant to that certain Lease dated October 2, 2008, (“Lease”), Landlord leased to Tenant those premises containing approximately 9,730 square feet in the building commonly known as Lab B and Office B, as more particularly described in the Lease (“Leased Premises”); and

B.                                    The Parties desire to amend the Lease as provided for herein.

NOW THEREFORE, in consideration of the amended provisions herein and other good and valuable consideration paid by each to the other, receipt of which is hereby acknowledged, it is agreed between the Parties as follows:

1.                                      The capitalized terms used herein that are otherwise undefined, shall have the same meaning as provided in the Lease.

2.                                      Leased Premises — the leased premises in the original October 2, 2008 lease for Lab B and Office B areas remains in effect with all terms unchanged.

3.                                      Vivarium space — in addition to the space described in number 2, tenant rents additional space in the Vivarium. The additional space in the Vivarium totals 536 square feet. The rental amount for the 536 square feet of space in the Vivarium is an additional $3500 per month. The initial term for the Vivarium space shall be from November 15, 2011 through January 15, 2012. After January 15, 2012 the space can continue to be leased on a month-to-month basis. Landlord reserves the right to terminate tenant’s use of any space in the Vivarium at any time following January 15, 2012. If landlord terminates tenant’s use in the middle of a month then tenant will receive a refund for remaining time within the month.

4.                                      Except as hereby amended, the Lease shall remain in full force and effect. If any conflict exists between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

5.                                      This Amendment and representations in it are contractual and not merely recitals and shall continue in full force and effect at all times hereafter.

6.                                      Each party to this Amendment expressly represents that he, she, or it has carefully read this Amendment, understands its contents, and has signed the Amendment as his, her, or its own free act with full authority to do so. Landlord further covenants, warrants and represents that it has the power to execute and perform under this Amendment and the Lease and grant the estate demised herein to Tenant.

7.                                      This Amendment shall not be further amended, altered, modified, or changed in any way except in writing signed by all the Parties to this Amendment.

8.                                      This Amendment constitutes the entire Amendment between the Parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

9.                                      The submission of this Amendment for examination or its negotiation of the terms described herein does not constitute an offer to amend the Lease, and this Amendment does not constitute a binding contract until such time as the Amendment has been fully and finally executed by all Parties to this Amendment.

LANDLORD
By:
Print Name:
Its:

TENANT
By:	/s/ Roger S. Newton
Print Name:	Roger S. Newton
Its:	PRES/CEO

2

MICHIGAN LIFE SCIENCE AND INNOVATION CENTER LEASE

In consideration of the rents and covenants set forth below, MICHIGAN LIFE SCIENCE AND INNOVATION CENTER, LLC, a Delaware limited liability company, hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the Leased Premises (as hereinafter defined) upon the following terms and conditions:

ARTICLE 1 - FUNDAMENTAL LEASE PROVISIONS

The provisions in this Article shall be referred to in this Lease as the “Fundamental Lease Provisions.” Unless otherwise defined herein, capitalized terms used in this Lease shall have the meanings listed in the Fundamental Lease Provisions.

Execution Date:	October 2, 2008

Commencement Date:	October 2, 2008.

Landlord:	Michigan Life Science and Innovation Center, LLC

Landlord’s Address:	203 South Division, Suite 430 Ann Arbor, Michigan 48104

Tenant:	Esperion Therapeutics, Inc.

Tenant’s Address:	46701 Commerce Center Drive Plymouth, Michigan, 48170

Land:	The real property commonly known 46701 Commerce Center Drive Plymouth, Michigan, as more particularly described on Exhibit A attached hereto.

Building:	The building located on the Land and containing approximately 57,601 square feet of space.

Leased Premises:

Approximately 9,730 rentable square feet of laboratory space, which has been determined with a load factor of 1.4 (4,867 rentable square feet, commonly referred to as “Lab B” and 2,083 rentable square feet commonly referred to as “Office B” each multiplied by 1.4), all in the Building and as more particularly shown on the sketch attached hereto as Exhibit B.

Tenant’s Proportionate Share:

16.89%, which is equal to the rentable square foot area of the Leased Premises divided by the total rentable square foot area of the Building; provided, however, if any additional rentable square feet are added or removed to or from the Building, Tenant’s Proportionate Share shall be adjusted accordingly.

Initial Term:	Commencing on the Commencement Date and continuing through the day preceding the fifth (5th) anniversary of the Commencement Date.

Renewal Terms:	two (2) terms of five (5) years each.

Lease Year:

Each twelve month period commencing on the Commencement Date and each anniversary thereof; provided, however, that if the Commencement Date falls on other than the first day of a calendar month, each Lease Year commence on the first day of the calendar month first following the Commencement Date.

Base Rent:	$76,450 per annum, ($11.00 per rentable square foot of space calculated at 6,950 rentable square feet and excluding the load factor of 1.4), as subject to increase as provided in Section 3.1(b) below

Security Deposit:

$10,000, due on the Commencement Date, either in cash or in the form of an irrevocable, direct pay letter of credit in favor of Landlord, issued by a commercial bank licensed to business in the State of Michigan having a term of not less than one year with provision for automatic successive annual one-year extensions for the Lease Term and any Renewal Term.

Permitted Use:	Pharmaceutical research and development, and uses incidental thereto.

References in this Article 1 to other Sections are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control.

ARTICLE 2 - GRANT OF LEASE; TERM

2.1                               Grant of Lease. In consideration of the payments of rent and other amounts to be made by Tenant and the covenants and conditions to be kept and performed by Tenant, all as set forth in this Lease, Landlord leases:

(a)                                 the Leased Premises to Tenant, together with the non-exclusive right to (i) use the interior and exterior common and public areas and facilities, including the surface parking facilities appurtenant to the Building (collectively, the “Common Areas”) as may be designated by Landlord for the use in common by all of the tenants of the Building, and (ii) access on the fee basis established by the Landlord or its agent from time to time to use the vivarium space and facilities located in the Building (the “Vivarium”); and

(b)                                 the equipment described in Exhibit C (the “Equipment”) to Tenant pursuant to the terms described in such Exhibit, which terms Tenant accepts by execution of this Lease.

2.2                               Term.

(a)                                 The Initial Term shall be as set forth in the Fundamental Lease Provisions.

(b)                                 Provided an Event of Default (as defined in Section 10.1) has not occurred and be continuing, Tenant shall have the option to extend the Initial Term by each of the Renewal Term(s) described in the Fundamental Lease Provisions by giving Landlord notice of its election to extend the term of this Lease by such Renewal Term not less than one hundred and eighty (180) days prior to expiration of the Initial Term or the then running Renewal Term, as the case may be. The terms and conditions of this Lease shall apply during each Renewal Term.

(c)                                   The Initial Term, as it may be extended by one or more Renewal Terms, shall be hereinafter referred to as the “Lease Term.”

ARTICLE 3 - BASE RENT AND OTHER PAYMENTS

3.1                               Base Rent.

(a)                                    Tenant shall pay Landlord monthly installments of Base Rent for the Leased Premises, initially in the amount(s) set forth in the Fundamental Lease Provisions, in advance, commencing on the Commencement Date and continuing on the first day of each calendar month during the Lease Term. If the Commencement Date is a day other than the first day of a calendar month, Tenant shall, on the Commencement Date, pay Landlord a fraction of the Base Rent equal to the number of days remaining in such month, divided by the total number of days in such month.

(b)                                 As of the commencement of the second Lease Year and continuing with the commencement of each Lease Year thereafter during the Lease Term, the Base Rent shall increase by the same percentage increase, if any, in the consumer price index issued by the Bureau of Labor Statistics, United States Department of Commerce, for all urban consumers, Detroit-Ann Arbor, all items (1982-84 = 100) (or if such index is no longer published, any index similarly providing an indicator of inflation) over twelve (12) month period ending three (3) months prior to the end of the Lease Year ending immediately prior to the Lease Year to which such increase would apply.

3.2                               Utilities Cost; Additional Rent.

(a)                                 In addition to the Base Rent, Tenant shall commencing on the Commencement Date and continuing on the first day of each calendar month during the Term, pay Landlord an amount (the “Additional Rent”) equal to one-twelfth (l/12th) of Landlord’s annual estimate of Tenant’s Proportionate Share of Expenses and Taxes (as hereinafter defined); provided, however, that in the event that any portion of the rentable space in the Building is exempt from Taxes, such rentable space shall not be taken into account in determining the rentable area of the Building for purposes of determining Tenant’s Proportion Share and the same shall be adjusted and Landlord shall give Tenant written notice of such adjustment and the effective date hereof. If the Commencement Date is a day other than the first day of a calendar month, Tenant shall, on the Commencement Date, pay Landlord a fraction of the monthly payment otherwise due under this Section equal to the number of days remaining in such month, divided by the total number of days in such month. Landlord shall provide Tenant with a budget of Landlord’s reasonable estimate of Expenses not less than ninety (90) days prior to each calendar year, in reasonable detail. For purposes of this Section:

“Expenses” shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Land and the Building, including, without limitation or duplication, (A) the costs incurred for utilities serving the Building and not directly paid for by tenants of the Building, including, without limitation, air conditioning; mechanical ventilation; heating; electricity, including but not limited to gas, hot and cold water; janitorial and other cleaning services, telephone, cable and other utility services installed for the Leased Premises or Common Areas, rubbish removal from Common Areas; snow removal; parking lot maintenance and repairs; general landscaping and maintenance; window washing, electric current for the Common Areas; reasonable management fees not to exceed four percent (4%) of gross rents payable by tenants of the Building (which services shall be provided to Tenant on Landlord’s behalf through one or more third parties engaged by Landlord or Landlord’s agent for such purpose); repairs, replacement, and maintenance of the Land and the Building; fire, extended coverage, boiler, sprinkler, apparatus, general liability and property damage insurance (including loss of rental income insurance); supplies; sales, use and other similar taxes; water rates and sewer charges; and any other costs, charges and expenses which, under generally accepted accounting principles and practices, consistently applied, would be regarded as maintenance; repair and operating expenses, and (B) the cost of capital improvement items made to the Building by Landlord after the Commencement Date that are reasonably calculated to reduce Expenses, such cost to be amortized over the reasonably established useful life of the capital improvement on a straight-line basis; provided, however, that to the extent that any utilities are separately metered to the Leased Premises and/or any services are contracted for directly by Tenant, then any charges for such items shall not be included in “Expenses.”

Notwithstanding the foregoing and except as explicitly otherwise provided in this Lease as being the responsibility of Tenant hereunder, “Expenses” shall not include (1) depreciation or amortization of the Building or equipment in the Building owned by Landlord; (2) payments of principal, interest, late fees, prepayment fees or other charges on any debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Land or the Building (or any portion thereof); (3) costs of alterations of the leased premises of Building tenants; (4) leasing commissions or finder’s fees, marketing or advertising costs, attorney’s fees or other expenses incurred by Landlord in connection with the leasing of space in the Building, including this Lease; (5) attorney’s fees and expenses incurred by Landlord arising from (a) disputes with or defaults by Building tenants or other occupants; (b) relating to the sale or refinancing of the Building; (6) repairs or other work occasioned by (a) any casualty for which Landlord has insured or is required to insure pursuant to the terms of this Lease, or for which Landlord receives reimbursement from third parties, or (b) the exercise of the right of eminent domain; (7) expenses, including permits, license, design, space planning, and inspection costs, incurred by Landlord in making improvements to the Building for tenants or other occupants of space; (8) Landlord’s costs of utilities and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed as a separate additional charge or rental over and above the basic rent or escalation payment payable under the lease with such tenant; (9) unamortized costs incurred by Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied; (10) expenses in connection with non-Building standard services or benefits of a type that are not provided to Tenant but that are provided to other tenants or occupants of the Building; (11) all items and services for which Tenant pays directly to third parties or for which tenants reimburse Landlord; (12) any costs, fines, or penalties of any governmental rule or authority incurred due to violations by Landlord or any tenant or other occupant of the terms and conditions of any lease or other rental agreement covering space in the Building; (13) costs incurred to comply with, any laws, statutes, ordinances, codes or other governmental rules, regulations or requirements, or with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, in effect and applicable to the Building as of the date of this Lease; (14) costs for relating to sculpture, paintings, or other art located in the Common Areas and installed by Landlord; (15) charitable or political contributions; (16) costs of signs in or on the Building identifying the owner of the Building or signs (other than the Building directory in the lobby of the Building or other signs identify Tenant) identifying other tenants of the Building or their employees, divisions, subsidiaries, subtenants or assignees; or (17) costs (other than those caused by Tenant) incurred in connection with investigating, assessing, removing, encapsulating or otherwise remediating or abating asbestos or other hazardous or toxic materials or other forms of contamination in or on the Building or on or under the Land or any part thereof (including without limitation groundwater contamination) existing as of the Commencement Date.

“Taxes” shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Land and the Building, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction including but not limited to the so-called “Michigan Business Tax”, as the same presently exists and as the same may be amended in whole or in part from time to time (or which would have been assessed if computed as if the Building were Landlord’s only business activity and without the reduction to the tax base pursuant to Sections 400 through 449 of the Michigan Business Tax Act), and shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land and/or the Building, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall also include any expenses incurred by Landlord in determining or attempting a successful reduction of Taxes. Notwithstanding anything herein contained to the contrary, if the Building is separately assessed for real estate tax purposes, the Taxes shall include such separately assessed Taxes plus an allocable portion of the Taxes on the Common Areas (as reasonably determined by Landlord) and if the Building is not so separately assessed, Landlord shall allocate the Taxes among the Building and other buildings on the Development on a reasonable and equitable basis (including the Taxes allocable to the Common Areas).

(b)                                 Within ninety (90) days after each January 1 following the Commencement Date, Landlord shall estimate Tenant’s monthly installment of Tenant’s Proportionate Share of Expenses and Taxes for the current calendar year and give notice to Tenant of such estimate prior to expiration of such ninety (90) day period (each an “Adjustment Notice”). From and after receipt of the Adjustment Notice, Tenant shall pay the monthly installment of Additional Rent set forth therein in the manner and at the times set forth in the foregoing subsection. Notwithstanding the foregoing, the Landlord may adjust Tenant’s Additional Rent at any time upon not less than thirty (30) days notice to Tenant, which notice shall set forth the adjusted amount payable thereafter until the next due Adjustment Notice.

(c)                                  In the event that during all or any portion of any calendar year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-two and a half percent (92.5%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such calendar year.

(d)                                 Within ninety (90) days after the conclusion of each calendar year during the Term (including, without limitation, the calendar year during which the Commencement Date occurs), Landlord shall send Tenant a notice specifying the actual amount of Tenant’s Proportionate Share of the Expenses and Taxes incurred by Landlord during all or any portion of the previous calendar year which includes the Term. In the event that the Additional Rent paid to Landlord by Tenant during such calendar year is less than the amount set forth in such notice, Tenant shall pay Landlord the difference within ten (10) days after receipt of such notice. Conversely, Landlord shall promptly refund to Tenant any overpayment, less any payment then due Landlord hereunder; provided, however, that so long as this Lease remains in effect, Landlord may instead elect to credit any such overpayment against the next due installment(s) of Base Rent by giving Tenant notice of such election. The payment obligations of Tenant and Landlord contained in this subsection shall survive expiration or termination of this Lease.

(e)                                  Upon the failure of Tenant to pay all or any portion of any payment due Landlord in respect of Tenant’s Proportionate Share of the Expenses and Taxes, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay the Base Rent.

(f)                                   Tenant shall additionally pay Landlord directly for the commercially reasonable costs incurred by the Landlord to provide any service requested by Tenant and which Landlord agrees to provide within ten (10) days after receipt of any invoice therefor from Landlord.

(g)                                  During the Lease Term (but not more often than once each Lease Year), Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination at the Leased Premises during normal business hours, upon giving Landlord five (5) days advance written notice within one hundred and eighty (180) days after receipt of such determination, but in no event more often than once in any one (1) year period, provided that if Tenant utilizes an independent accountant to perform such review it shall be one which is not compensated on a contingency basis and is subject to such confidentiality agreement. If the audit discloses that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after final determination. All costs and expenses of the audit (including, without limitation, reasonable expenses and overhead incurred by Landlord complying with the provisions of this Section 3.2(g), which shall constitute an Advance hereunder (as hereinafter defined)) shall be paid by Tenant unless the audit shows that Landlord overstated Expenses, Taxes or insurance costs for the subject calendar year by more than five percent (5%), in which case Landlord shall pay all reasonable costs and expenses of the audit, based upon a detailed invoice therefor provided by Tenant to Landlord.

3.3                               Place and Manner of Payment. Tenant shall make all payments of Base Rent, Additional Rent and all other payments due Landlord under this Lease at the address for Landlord set forth in the Fundamental Lease Provisions, or at such other place as Landlord may designate to Tenant by notice.

3.4                               Late Charge. If any installment of the Base Rent, Additional Rent or any other payment provided for under this Lease which is payable by Tenant is not received by Landlord within ten (10) days after the date when due, Tenant shall immediately pay Landlord an amount equal to five percent (5%) of the overdue amount as a late charge (the “Late Charge”). Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment by Tenant. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

3.5                               Interest on Overdue Amounts. The Base Rent, Additional Rent and all other amounts due Landlord under this Lease which are not paid within ten (10) days after the date due shall bear interest at a per annum rate (the “Default Rate”) equal to the “prime rate” (or substantial equivalent) announced from time to time (as adjusted monthly) by Comerica Bank (or any successor financial institution), plus two percent (2%), from the date due until paid; provided, however, that if the Default Rate shall exceed the lawful rate of interest which Landlord is entitled to charge under applicable Michigan law, then the per annum rate of interest on any such overdue amounts shall be the maximum rate permitted by applicable law.

3.6                               Advances by Landlord. In the event that Tenant shall fail to timely pay any amount due Landlord under this Lease other than the Base Rent within ten (10) days after written notice to Tenant, Landlord, at its option, may advance such payment on behalf of Tenant (each an “Advance”). Tenant shall pay Landlord the amount of any Advance, together with interest thereon at the Default Rate from the date of such advance by Landlord until repayment thereof by Tenant. Tenant shall make such repayment not later than the first day of the calendar month following the date of such Advance.

3.7                               Security Deposit. Upon the Execution Date, Tenant shall deposit with Landlord the Security Deposit as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to timely pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease beyond applicable notice and cure periods hereunder, Landlord may use, apply, or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord shall have no obligation to apply the Security Deposit against any amount due or owing from Tenant under this Lease or against any Advance made by Landlord, nor shall the rights and remedies of Landlord under this Lease be affected in any manner by the fact that Landlord holds the Security Deposit. If, however, Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to the full amount stated above, and Tenant’s failure to do so shall constitute a default under this Lease. Landlord shall not be required to keep the security deposit separate from its general accounts or to pay interest thereon, unless otherwise required by applicable law. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof after application thereof by Landlord in accordance with this Section 3.7, as has not been applied by Landlord, shall be returned, in cash, without payment of interest or other increment for its use, to Tenant at the expiration of the Lease Term. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

3.8                               Other Taxes. Tenant shall pay prior to delinquency, all taxes assessed against and levied or assessed by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to (a) the Leased Premises or any leasehold interest, (b) all furniture, fixtures, equipment (including, without limitation, the Equipment) and any personal property of any kind owned by Tenant or any previous tenant and occupant, and placed, installed or located in, within, upon or about the Leased Premises or the Building, (c) all alterations, additions or improvements of whatsoever kind or nature, if any, made to the Leased Premises or the Building by Tenant, or any previous tenant or occupant of the Leased Premises, and (d) rents or other charges payable by Tenant to Landlord, irrespective of whether any of the terms described in clauses (a) through (d) above are assessed against real or personal property, and irrespective of whether any of such items are assessed to or against Landlord or Tenant. Tenant shall cause said trade fixtures, furnishings, equipment (including, without limitation, the Equipment), and all other personal property to be assessed and billed separately from the real property of Landlord, including, without limitation, all improvements made within the Leased Premises by or on behalf of Tenant at Tenant’s expense as provided in M.C.L.A. §211.8(h), as amended. Accordingly, Tenant shall report such leasehold improvements as personal property in the statement of assessable property that Tenant is required to file by M.C.L.A. §211.19, as amended, and shall cooperate with Landlord in ensuring that such leasehold improvements are not assessed as real property. Notwithstanding the foregoing, to the extent that Landlord shall have paid any of the foregoing taxes and assessments directly to the applicable taxing authority, any such payment shall constitute an Advance hereunder.

3.9                               Nature of Lease. This Lease shall be deemed and construed to be a “triple net lease” and, notwithstanding anything contained herein to the contrary, Landlord shall receive all Base Rent due under this Lease absolutely free of all taxes, utility charges, assessments, impositions, insurance costs or costs or expenses (of any kind or nature) incurred or paid by Landlord with respect to the Leased Premises. Tenant shall be solely responsible for and shall promptly pay all necessary fees, deposits and charges, including use and/or connection fees, hook-up fees, stand by fees, and/or penalties for discontinued or interrupted service, for any service or utility used in or upon or furnished to the Leased Premises, irrespective of whether Landlord has paid for these services in advance, or otherwise.

ARTICLE 4 - USE, CARE AND OCCUPANCY OF THE LEASED PREMISES

4.1                               Use and Purpose. Unless Landlord shall otherwise consent in writing (which consent shall not be unreasonably withheld), Tenant shall use the Leased Premises solely for the Permitted Use and in a manner consistent with the zoning ordinance applicable to the Land.

4.2                               Care of Leased Premises. Tenant shall not perform any acts or carry on any practices within the Leased Premises that may damage the Leased Premises.

4.3                               Compliance with Law. Tenant shall, at Tenant’s sole expense, comply in all material respects with all applicable laws, ordinances, orders, rules, regulations, of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Leased Premises, or the use or occupation thereof including, without limitation, any governmental law or statute, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health or safety, including, without limitation, the safe and lawful use and storage of biomedical and nuclear products, materials and devices used by Tenant in its operations, as well as the legal removal of any “medical waste,” “biological waste,” “nuclear waste” or otherwise hazardous material from the Leased Premises. Notwithstanding the foregoing, Tenant shall not be obligated to perform any exterior or structural modifications or compliance work for any of the Common Areas or to pay for any work performed or triggered by Landlord, Landlord’s agents or other tenants in order to comply with applicable law. Tenant shall not use or permit the Leased Premises to be used in any manner that will result in waste or the creation of a nuisance, and Tenant shall maintain the Leased Premises free of any objectionable noises, odors or disturbances. To the extent the Tenant makes use of the Vivarium, Tenant shall comply with all applicable laws relating to the import, handling, use and disposal of animals and animal products. Notwithstanding the foregoing, in no event shall Tenant have liability or indemnity obligation under this Section 4.3, with respect to any condition existing prior to the date of this Lease.

4.4                               Prohibited Use. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises or commit or suffer to be committed any waste in, on or about the Leased Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay Landlord the amount of any such increases on demand.

4.5                               Permits and Licenses. Tenant shall, at its sole cost and expense, be solely responsible to apply for, and secure, any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease. Tenant acknowledges and agrees that Landlord shall in no way be responsible for evaluating, determining or securing any permits or licenses Tenant requires in connection with Tenant’s use of the Premises and Tenant agrees to indemnify, save and hold Landlord harmless from and against any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any violation of the covenants of Tenant under this Section.

4.6                               Environmental Compliance. Tenant hereby agrees that:

(a)                           Tenant shall, at its sole cost and expense at all times during the Term, comply in all respects with the Relevant Environmental Laws (as hereinafter defined) in its use and operation of the Leased Premises, and in its storage or use of any Hazardous Substances.

(b)                           Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects (i) the presence of any Hazardous Substance (as hereinafter defined) on the Leased Premises (other than any Permitted Hazardous Substance (as hereinafter defined)), (ii) the presence of Asbestos (as hereinafter defined) on the Leased Premises, or (iii) a violation of the Relevant Environmental Laws on the Leased Premises.

(c)                            If Tenant uses or permits the Leased Premises to be used so as to subject Tenant, Landlord or any occupant of the Leased Premises to a claim of violation of the Relevant

Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its sole cost and expense.

(d)                           At its sole cost and expense, Tenant shall keep the Leased Premises free of any liens imposed pursuant to the Relevant Environmental Laws by reason of acts or omissions of Tenant, its employees, officers, directors, contractors, agents, customers, guests and invitees.

(e)                            Tenant shall indemnify, save and hold Landlord harmless from and against any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any violation of the covenants of Tenant contained in this Section by Tenant, or out of any violation of the Relevant Environmental Laws by Tenant, its owners, employees, agents, contractors, customers, guests and invitees, which indemnity obligation shall survive the expiration or termination of this Lease.

(f)                             In the event that Tenant fails to comply with the any of the foregoing requirements of this Section, after the expiration of the cure period permitted under the Relevant Environmental Laws, if any, Landlord may, but shall not be obligated to, exercise its right to do one or more of the following: (i) elect that such failure constitutes an Event of Default; and (ii) take any and all actions, at Tenant’s sole cost and expense, that Landlord deems necessary or desirable to cure any such noncompliance. Any costs incurred by Landlord pursuant to this subsection shall constitute an Advance.

Nothing contained in this Section 4.6 shall be construed to subject Tenant to any liability or indemnity obligation with respect to any condition existing prior to the date hereof.

Capitalized terms used in this Section and not otherwise defined herein shall have the following meanings:

“Asbestos” means that term as it is defined under the Relevant Environmental Laws, and shall include, without limitation, asbestos fibers and friable asbestos, as such terms are defined under the Relevant Environmental Laws.

“Hazardous Substance” means any of the following as defined by the Relevant Environmental Laws: solid wastes; biological, medical or nuclear waste or materials; toxic or hazardous substances, petroleum products or derivatives, wastes, or contaminants (including, without limitation, polychlorinated biphenyls (“PCBs”), paint containing lead, and urea-formaldehyde foam insulation; and discharges of sewage or effluent.

“Relevant Environmental Laws” means all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, as they may be amended from time to time, whether presently existing or hereinafter enacted, adopted or ordered with respect to: (a) the existence on, discharge from or to, or removal from all or any portion of the Leased Premises of any Hazardous Substance; and (b) the effects on the environment of all or any portion of the Leased Premises, or of any activity now, previously, or hereafter conducted on the Leased Premises.

“Permitted Hazardous Substance” means any Hazardous Substance which is necessary and commercially reasonable for the provision of any good or service related to the Permitted Use.

4.7                               Quiet Enjoyment. Upon timely payment of all amounts due Landlord under this Lease and performance of the covenants and agreements herein contained, in the manner and at the time set therefor, Tenant shall, and may peacefully and quietly have, hold and occupy the Leased Premises during the Lease Term.

ARTICLE 5 - MAINTENANCE AND SERVICES

5.1                               Landlord’s Obligations.

(a)                      Landlord shall, and at its sole cost and expense, make all necessary repairs and replacements of both capital and non-capital nature to (i) the foundations, outer wall, roof and other structural components of the Building, (ii) the Common Areas, and (iii) Building mechanical, electrical, plumbing, elevator and HVAC systems servicing the Building. Landlord shall additionally make certain minor ordinary course repairs to the Leased Premises, including ceiling tile replacement, light bulb replacement in the Common Areas, door repairs and repair of window treatment mechanicals. Notwithstanding the foregoing or anything contained elsewhere in this Lease to the contrary, in the event that Landlord shall reasonably determine that Tenant, or Tenant’s owners, agents, contractors, directors, officers, employees, guests, invitees, customers or licensees, shall have committed waste upon, abused or otherwise damaged any of, the structures, systems, improvements or other components of the Building or the Leased Premises described in, or contemplated by, this subsection, Landlord shall cause them to be repaired or replaced, as necessary, and the cost thereof shall constitute an Advance.

(b)                           Landlord shall arrange for and supervise rubbish removal, snow removal, lawn and landscaping service, maintenance and repair for the Common Areas, including the sidewalks, driveways and parking area, as applicable, serving the Building.

(c)                            On or prior to the Commencement Date, Landlord shall provide Tenant with such number of keys and electronic key cards for the Leased Premises and the Building as Tenant shall reasonably require for its owners and employees. Within ten (10) days after receipt of an invoice therefor from Landlord, Tenant shall reimburse Landlord for any cost incurred by Landlord to replace any lost key or electronic key card and failure to timely do so shall constitute an Advance. Upon not less than one business days’ notice to Landlord, Landlord will deactivate any electronic key card specifically identified by Tenant as having been lost. Upon expiration or earlier termination of this Lease, Tenant shall return all such keys and electronic key cards to Landlord. In addition, Tenant shall have the right to install any additional security system for the Leased Premises at its sole cost and expense and any such installation shall constitute an Alteration (as defined in Section 6.2 hereof) for purposes of this Lease; provided Landlord’s prior written consent for the additional security system shall (i) be deemed to have been granted and (ii) not be conditioned upon a requirement for Tenant to remove the same.

(d)                           Tenant acknowledges that it has inspected the Leased Premises and the mechanical, electrical, plumbing and heating, ventilation and air conditioning systems serving the Leased Premises and agrees to accept the same in their “as is” condition, without warranty of any kind. Notwithstanding the foregoing, Landlord shall deliver the Leased Premises with the leasehold improvements set for the in Section 6.1 of the Lease.

5.2                               Tenant’s Obligations.

(a)                           Except as specifically provided in the foregoing Section, Tenant shall, at its sole cost and expense continuously keep and maintain the Leased Premises in a clean and safe condition and maintain the same in good repair. In the event that Landlord shall reasonably determine that Tenant has failed in any respect to observe and perform the covenant contained in the foregoing sentences of this Section, Landlord may (but shall not be obligated to) within ten (10) days after written notice from Landlord to Tenant, cause the Leased Premises to be maintained or repaired, and the cost thereof shall constitute an Advance.

(b)                           In the event that Landlord provides Tenant and/or Tenant’s contractors with access to the Leased Premises prior to the Commencement Date neither Tenant nor its contractor’s shall unreasonably interfere with the performance by Landlord or its contractors in completing the obligations of Landlord under Section 5.1(d) hereof. During such time as Tenant or any of its contractors are in the Leased Premised prior to the Commencement Date (i) they shall not unreasonably interfere with any use of the Building by Landlord or any other tenant in the Building, (ii) Tenant shall be liable for any damage, loss or injury caused by any or such persons or to the Leased Premises and the Building, and (c) Tenant shall save, defend, indemnify and hold Landlord harmless from any such damage, loss or injury, including, without limitation, costs and expenses of investigating, defending and settling or litigating any claim, including reasonable attorneys’ fees and disbursements, arising out of the presence of such persons in the Leased Premised or the Building prior to the Commencement Date.

5.3                               Utilities.

(a)                           Subject to the Tenant’s obligations under Section 3.2 hereof, Landlord shall ensure the delivery of and pay the cost of all utilities for the Building, including electricity, gas, hot and cold water, janitorial services, telephone, cable and other utility services installed for the Leased Premises or the occupants thereof, including, without limitation, fees and taxes thereon. Landlord shall additionally provide a generator for electricity that automatically provides back-up electric power for the Building in the event of a failure of the applicable utility to do so.

(b)                           Except as otherwise set forth in this Lease, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Leased Premises, and no such failure or interruption shall entitle Tenant to any abatement of, set off or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease. Notwithstanding the foregoing, if (i) an interruption or curtailment, suspension or stoppage of electrical service to the Building occurs and continues without restoration for more than twenty-four (24) hours after Landlord shall have received notice thereof from Tenant, and (ii) as a result of interruption or curtailment, suspension or stoppage of electrical service to the Building, the conduct of Tenant’s normal operations in the Leased Premises are materially adversely affected, then Tenant may make such reasonable repairs, replacements or alterations to the electrical generator serving the Building and Landlord shall reimburse Tenant for the cost thereof within ten (10) days after receipt of a third party invoice therefor. Landlord shall not be responsible for any cost or expense incurred by Tenant for damage or loss of any biological or medical materials, substances or supplies kept on the Leased Premises, whether resulting from any failure or interruption of any utility or other service being furnished to the Leased Premises, unless any such damage or loss results solely from the gross negligence or willful misconduct of Landlord or Landlord’s agents, invitees, employees or contractors.

(c)                            Landlord shall keep and maintain the Leased Premises at a commercially reasonable temperature to comply with ASHRAE standards for office and laboratory occupancy, as applicable, between the hours of 8 a.m. to 6 p.m. on weekdays that are not official national or state holidays. Tenant acknowledges and understands that the temperature within the Leased Premises is centrally controlled and timed and is measured by sensors in the Leased Premises that are subject to manual override with respect to timing. Landlord agrees that so long as Tenant does not operate its business within the Leased Premises in more than a single shift that runs between such times, Tenant shall have the right to override the timing controls during off hours and on weekends to ensure that the Leased Premises are at a commercially reasonable temperature. However, in the event that Tenant shall maintain more than one operating shift, Tenant acknowledges and agrees that Landlord may charge Tenant for the additional utility charges incurred by Landlord to maintain the Leased Premises at a commercially reasonable temperature to comply with ASHRAE standards for. office and laboratory occupancy, as applicable, during off hours and weekends.

5.4                               Force Majeure. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be liable to Tenant, nor shall the Base Rent or the Additional Rent abate, for failure or delay in furnishing water, heat, air-conditioning, electricity or maintenance service, when such failure or delay is occasioned by repairs, renewals or improvements or by any strike, lockout, work stoppage, labor controversy, accident, casualty or by any other cause beyond the reasonable control of Landlord. Such failure or delay shall not be deemed an act of eviction (constructive or otherwise) against Tenant nor shall such failure or delay in any way operate as a release from the prompt and punctual performance of Tenant’s duties and obligations under this Lease.

5.5                               Access to Leased Premises. Landlord may enter the Leased Premises after business hours, upon twenty-four (24) hours’ notice to Tenant (and at any time and without notice in case of emergency), for the purposes of (a) inspecting the Leased Premises, (b) exhibiting the Leased Premises to prospective purchasers, lenders or, within one hundred eighty (180) days of the end of the Term, (c) determining whether Tenant is complying with all of its obligations hereunder, (d) supplying janitorial service and any other services to be provided by Landlord to Tenant hereunder, (e) posting notices of non-responsibility, and (f) making repairs or replacements required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building. For such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Leased Premises (excluding Tenant’s vaults, safes, storage facilities for sensitive materials, confidential patient files and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Leased Premises. If, as a result of any such inspection or for any reason, Landlord reasonably determines that Tenant has failed to meet its obligations under Section 5.2 hereof, Landlord shall so notify Tenant and Tenant shall immediately commence to cure any such failure. In the event Tenant refuses or neglects to commence and complete such cure within a reasonable time, Landlord may make or cause to be made such repairs. In such event, Landlord’s cost to make such repairs shall constitute an Advance.

ARTICLE 6 - LEASEHOLD IMPROVEMENTS; ALTERATIONS; SIGNAGE

6.1                               Leasehold Improvements. At its sole cost and expense, Landlord shall make the improvements to the Leased Premises detailed on Exhibit D attached hereto in the time period(s) provided on such Exhibit D. Landlord shall make or cause to be made such Exhibit D improvements promptly, in a good workmanlike manner, in compliance with all applicable permits and authorizations and building and zoning laws and all laws, in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises, and according to the plans approved by Landlord. All such improvements shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Leased Premises; provided, however, that Landlord may condition its consent to any such improvements to a condition requiring Tenant to remove any such improvements upon the expiration or termination of the Lease Term and restoring the Leased Premises to the condition which existed on the date Tenant took possession, subject to normal wear and tear and excepting condemnation or any casualty not caused by the gross negligence or willful misconduct of Tenant. In the event that Tenant desires to cause such improvements to be made prior to the Commencement Date and provided the Leased Premises is not otherwise occupied, Tenant is hereby granted a license to enter into the Leased Premises for such purpose, subject to the obligations of Tenant under Section 6.3 hereof.

6.2                               Alterations.

(a)                           With the prior written consent of Landlord, Tenant may from time to time, at its sole cost and expense and after giving Landlord copies of all architectural plans and specifications and related governmental permits, make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article as “Alterations”) in and to the interior of the Leased Premises as it may find necessary or convenient for operating the Leased Premises for the Permitted Use. Landlord may condition such consent as Landlord reasonably determines, including, without limitation, a condition requiring Tenant to remove any such Alteration upon the expiration or termination of the Lease Term and restoring the Leased Premises to the condition which existed on the date Tenant took possession, subject to normal wear and tear. Landlord shall give Tenant notice at the time of granting any such consent indicating whether Landlord will require Tenant to remove any such Alteration upon the expiration or termination of the Lease Term. Notwithstanding the foregoing, Tenant shall be permitted, without Landlord’s consent, to make alterations of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpet, so long as such alterations (i) are not visible from the exterior of the Leased Premises and (ii) do not affect the walls or windows (other that Landlord approved window coverings) of the Leased Premises; the roof, subfloor or any other structural element of the Building; or the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building, subject, however, to the right of Landlord to request that Tenant, at Tenant’s sole cost and expense, to remove any of such alterations upon the expiration or earlier termination of this Lease.

(b)                           All Alterations made on the Leased Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Leased Premises. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease at the time of such expiration or termination, Tenant may remove its trade fixtures (including, without limitation, data cabling) from the Leased Premises, subject, however to the obligation of Tenant to repair any damage by its removal of any such trade fixtures, which obligation shall survive such expiration or termination.

(c)                            Notwithstanding anything contained herein to the contrary, Tenant shall, at its sole cost and expense, make any non-structural Alteration to or on the Leased Premises, or any part thereof that may be necessary or required by reason of any law, rule, regulation or order promulgated by any competent government authority.

(d)                           Tenant shall make or cause to be made any Alteration promptly and in a good workmanlike manner, in compliance with all applicable permits and authorizations and building and zoning laws and all laws, in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Lased Premises.

(e)                            Tenant may contract with Landlord to complete construction of any Alteration and Landlord shall provide Tenant with a bid for the cost thereof prepared by Landlord’s construction contractor(s). Alternatively, Tenant may obtain additional bids if it so chooses and engage its own contractor, provided Landlord receives copies of the bids and approves Tenant’s contractor and proposed materials, in writing, prior to the commencement of the work relating to such Alteration. Landlord shall not be responsible for the quality or nature of the work performed by any contractor engaged by Tenant. Tenant shall indemnify and hold Landlord harmless from and against any damage to the Building, or any other loss, cost, expense or other liability suffered by Landlord by reason of the act or omission of any contractor so engaged by Tenant.

6.3                               Liens. Tenant shall do all things necessary to prevent the filing of any construction, mechanics’ or other liens or encumbrances against the Building or the Land, or any part thereof, or upon any interest of Landlord or any mortgagee of the Land and/or the Building, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Leased Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against the Leased Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within thirty (30) days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security as Landlord shall determine to be necessary and/or required to prevent any foreclosure proceedings against the Leased Premises, or any portion thereof, during the pendency of such contest, and Tenant shall cause the title insurance company or companies insuring the respective interests in the Leased Premises of Landlord and/or

Landlord’s mortgagee(s) in any portion of the Leased Premises to remove such lien as a matter affecting title to the Leased Premises. If Tenant shall fail to discharge any such lien or encumbrance within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from said default of Tenant, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law, and all costs, expenses, and other sums of money spent by Landlord in connection therewith shall constitute an Advance. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Leased Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant shall indemnify and defend Landlord from and against any liability, loss, damage, costs, attorneys’ fees, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant, which indemnity obligation shall survive the expiration or termination of this Lease. Tenant shall give Landlord notice of the intended commencement date at least ten (10) days prior to the commencement of any work for which a claim of lien may be filed to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Leased Premises and Landlord shall have the right to enter the Leased Premises and post such notices at any reasonable time.

6.4                               Signage. Landlord shall, at its sole cost and expense, include Tenant’s name in the Building directory. Landlord shall also place the suite number and Tenant name or in the immediate vicinity of the entry door to the Leased Premises. Tenant shall not have the right to install any other sign without Landlord’s prior written consent. Any sign that Tenant is permitted to install shall fully comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any governmental entity having jurisdiction over the Leased Premises, as well as the building and use restrictions applicable to the Leased Premises.

ARTICLE 7 - INSURANCE

7.1                               Tenant’s Insurance. Tenant covenants and agrees that from and after taking possession of the Leased Premises, Tenant shall carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(a)                           Comprehensive general liability insurance with limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence, and Two Million Dollars ($2,000,000) annual aggregate. If such insurance coverage has a deductible clause, the deductible amount shall not exceed Five Thousand Dollars ($5,000) per occurrence including loss adjustment expense, and Tenant shall be liable for such deductible amount.

(b)                           Worker’s compensation insurance or self insurance as required by the State of Michigan and employer’s liability insurance in amounts as reasonably determined by Tenant and reported to Landlord upon the execution of this Lease and upon any change in such amounts during the Lease Term.

(c)                            Insurance covering all leasehold and non-structural improvements located on the Leased Premises and all furniture, fixtures, equipment (including, without limitation, the Equipment), inventory, merchandise, and personal property (including, without limitation, signs and plate glass) from time to time in, on or upon the Leased Premises, in an amount not less than one hundred percent (100%) of their full replacement value, providing protection against any peril included within the classification “All Risk”, together with insurance, if pertinent, against sprinkler damage. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

Tenant’s obligation to maintain the insurance provided for in this Section may be brought within the coverage of any “blanket policy” or policies of insurance carried and maintained by Tenant provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policies of insurance. In the event that Tenant shall fail to pay the premiums due for the insurance policies required by this Section, Landlord shall have the right, but not the obligation, to pay the same in which case any such payment shall constitute an Advance.

7.2                       Policy Form.

(a)                           All policies of insurance required by the foregoing Section shall be issued by reputable and financially sound insurance companies reasonably satisfactory to Landlord having an A.M. Best Company rating of not less than “A” which are qualified to do business in the State of Michigan. All such policies shall be issued in the names of Tenant, and name Landlord and, if requested by Landlord, Landlord’s mortgagee(s) as additional insureds and loss payees so that such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and any such mortgagee. Tenant shall deliver executed copies of such policies of insurance or certificates thereof to Landlord prior to Landlord’s execution of this Lease. Thereafter, Tenant shall deliver executed copies of renewal policies or certificates thereof to Landlord within thirty (30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, Tenant shall procure and maintain renewal or additional policies in like manner and to like extent. All policies of insurance delivered by Tenant to Landlord shall contain a provision that the company writing said policy will give to Landlord and any mortgagee of Landlord not less than thirty (30) days’ notice in advance of any modification, cancellation, lapse, or reduction in the amounts of insurance, and shall further contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss. All general liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage that Landlord may carry.

7.3                       Landlord’s Insurance.

(a)                           At all times from and after Tenant takes possession of the Leased Premises, Landlord shall maintain or cause to be maintained a policy or policies of insurance covering any peril generally included in the classification “all risk”, covering the Leased Premises, in an amount which is the greater of one hundred percent (100%) of its full replacement value (exclusive of the cost of excavations, foundations and footings) or such greater amount as Landlord’s mortgagee may require Landlord to maintain.

(b)                                   Landlord shall obtain comprehensive general liability insurance with single limit coverage of up to $1,000,000 per occurrence, and Two Million Dollars ($2,000,000) annual aggregate.

(c)                                    Landlord shall additional obtain and maintain such additional insurance as Landlord may be contractually obligated to provide, including, without limitation, $10,000,000 in coverage for environmental risk relating to existing as of the date of the acquisition of the Land and the Building by Tenant.

(d)                                   Landlord’s obligation to maintain the insurance provided for in this Section may be brought within the coverage of any “blanket policy” or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policies of insurance.

7.4                                       Subrogation Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Leased Premises or its contents that are caused by or result from risks insured against under any insurance policies carried by the parties hereto and in force at the time of any such damage or which would have been covered by insurance required to be carried under this Lease. The foregoing waivers of subrogation shall be operative only so long as available in the State of Michigan and so long as no policy of insurance is invalidated thereby.

7.5                                       Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in, on or about the Leased Premises that will substantially increase the insurance rates upon the building of which the Leased Premises are a part.

7.6                                       Indemnification.

(a)                                   Tenant shall at all times indemnify Landlord for, defend Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Leased Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or disuse of the Leased Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, customers, invitees, guests or other such persons, or from the condition of the Leased Premises. Tenant shall, at its cost and expense, defend Landlord against any and all such actions, claims and demands and shall indemnify Landlord for all costs, expenses and liabilities it may incur in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses. Landlord shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons; provided, however, that Landlord shall be so liable to the extent any such injury arises out of the negligence or willful misconduct of Landlord or persons acting by or on behalf of Landlord. Except in the case of such negligence or willful misconduct, Tenant shall not make any claim or demand upon or institute any action against Landlord as a result of such injury or damage. Tenant covenants and agrees during the Lease Term to pay when due or reimburse and indemnify and hold Landlord harmless from and against all inspection fees, taxes, bonds, permits, certificates, assessments and sale, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to the Leased Premises or the use thereof or upon the possession, leasing, use, operation or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease (excepting only federal, state (other than the Michigan Business Tax) and local net income taxes on the income of Landlord). The foregoing indemnity shall survive the expiration or earlier termination of the term of this Lease.

(b)                                   Landlord shall indemnify Tenant for, defend Tenant against, and save Tenant harmless from, any liability, loss, cost, injury, or damage to the extent resulting from the use, misuse, occupancy, possession or disuse of the Leased Premises by Landlord or Landlord’s agents, guest, clients, employees, licensees, invitees. Landlord shall, at its cost and expense, defend Tenant against any and all such actions, claims and demands and shall indemnify Tenant for all costs, expenses and liabilities it may incur in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses. Tenant shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to Landlord or to any other persons claiming through or under Landlord, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons; provided, however, that Tenant shall be so liable to the extent any such injury arises out of the negligence or willful misconduct of Tenant or persons acting by or on behalf of Tenant. Except in the case of such negligence or willful misconduct, Landlord shall not make any claim or demand upon or institute any action against Tenant as a result of such injury or damage. The foregoing indemnity shall survive the expiration or earlier termination of the term of this Lease.

ARTICLE 8 - DAMAGE TO OR CONDEMNATION OF THE LEASED PREMISES

8.1                               Damage to the Leased Premises.

(a)                                   If by reason of fire or other casualty the Leased Premises are damaged and Landlord reasonably determines that either twenty five percent (25%) or more of the area of the Leased Premises or of the Building have become untenantable as a result, which determination shall be made and notice thereof given to Tenant within thirty (30) days of such fire or other casualty, then either Landlord or Tenant may, within thirty (30) days after such fire or casualty, give the other notice of its election to terminate this Lease, in which event this Lease shall terminate effective as of the date of such fire or casualty. Upon such termination, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease. Tenant shall pay Landlord the Base Rent and the Additional Rent up to such date; provided, however, that Tenant shall receive a proportionate refund from Landlord of any prepaid Base Rent or Additional Rent. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage until Leased Premises are restored to a tenantable condition, as determined by the Landlord in the exercise of its reasonable discretion. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall materially interfere with the use and occupancy by Tenant of the Leased Premises from time to time.

(b)                                   If by reason of fire or other casualty the Leased Premises are damaged and Landlord determines that less than twenty-five percent (25%) of the area of the Leased Premises and the Building are damaged but all or some portion of the Leased Premises are untenantable as a result, Landlord shall, at its sole cost and expense, promptly restore that portion of the Leased Premises to a condition substantially similar to that existing at the Commencement Date. Similarly, Tenant shall, upon completion of Landlord’s restoration or, to the extent practicable, in concert therewith, restore the remainder of the Leased Premises to such condition at its sole cost and expense. If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Leased Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Lease Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage until Leased Premises are restored to a tenantable condition, as determined by the Landlord in the exercise of its reasonable discretion. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall materially interfere with the use and occupancy by Tenant of the Leased Premises from time to time.

(c)                                    Subject to subsection (a) of this Section, notwithstanding the partial or total destruction of the Leased Premises and any part thereof, there shall be no abatement of the Base Rent, the Additional Rent or of any other obligation of Tenant hereunder by reason of such damage or destruction except to the extent Landlord is covered by and receives payment under a policy of insurance covering rent loss in the event of casualty. In the event Landlord receives any such payment, Landlord shall give Tenant notice of the amount of such payment on a per month basis and the amount of the Base Rent shall be reduced by the amount of such monthly payment. In the event any such insurance benefit is reduced, eliminated or expires, Landlord shall so notify Tenant and any abatement of the Base Rent shall be equally reduced or eliminated, as the case may be.

(d)                                   In the event Landlord elects or is required to repair or restore the Leased Premises after any casualty, and such repair or restoration activities require the removal of Tenant’s property, including furniture and trade fixtures or equipment which might otherwise impede or obstruct the repair or restoration of the Leased Premises, Landlord shall have the right, at Tenant’s sole cost and expense, to remove, store and replace (after completion of such repairs or restoration) such furniture, trade fixtures and equipment on behalf of Tenant. Tenant shall pay Landlord the cost of any such removal, storage or replacement, in whole or in part, within ten (10) days after receipt of an invoice therefor from Landlord. The failure of Tenant to pay any such invoice within such ten (10) day period shall constitute an Advance in the amount of such invoice.

8.2                               Condemnation.

(a)                                   In the event that the entire Leased Premises is taken by any public authority under the power of eminent domain or sold for public or quasi-public use in lieu of condemnation, then this Lease shall terminate as of the effective date of such taking. Tenant shall pay Landlord the Base Rent and Additional Rent up to such date; provided, however, that Tenant shall receive a proportionate refund from Landlord of any prepaid Base Rent and Additional Rent up to such date. Upon such termination, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease.

(b)                                   In the event that (i) Landlord reasonably determines (which determination shall be set forth in a notice from Landlord to Tenant given within thirty (30) days after a final determination that such taking or sale will occur) that less than all, but thirty-five percent (35%) or more, of the area of the Building is taken under eminent domain or sold for public or quasi-public use in lieu of condemnation, or (ii) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Land is not one undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease by giving the other notice thereof to the other within thirty (30) days after the date of such notice. In the event that either party hereto so elects to terminate this Lease, Tenant shall immediately pay Landlord the Base Rent and the Additional Rent up to the effective date of such taking; provided, however, that Tenant shall receive a proportionate refund from Landlord of any prepaid portion of the Base Rent and the Additional Rent up to such date. In the event neither party elects to terminate this Lease, Tenant shall continue in possession of the remainder of the Leased Premises, and all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base Rent and the Tenant’s Proportionate Share shall be reduced in proportion to the area of that portion of the Leased Premises taken, and Landlord shall, at its own cost and expense and as expeditiously as practicable, make all repairs or alterations to the Leased Premises necessary to constitute the remainder of the Leased Premises a complete architectural unit substantially similar, excepting size, to the Leased Premises before such taking. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial taking of the Leased Premises under the power of eminent domain.

(c)                                    All damages awarded for any taking under the power of eminent domain or as consideration for a sale in lieu of condemnation, whether for all or a part of the Leased Premises, shall belong to and be the property of Landlord; provided, however, that Landlord shall not be entitled to any award or consideration made to Tenant for loss of business or removal of furniture, fixtures and other equipment installed on the Leased Premises by Tenant.

(d)                                   In the event Landlord elects or is required to repair or restore the Leased Premises after any such taking, and such repair or restoration activities require the removal of Tenant’s property, including furniture and trade fixtures or equipment which might otherwise impede or obstruct the repair or restoration of the Leased Premises, Landlord shall have the right, at Tenant’s sole cost and expense, to remove, store and replace (after completion of such repairs or restoration) such furniture, trade fixtures and equipment on behalf of Tenant. Tenant shall pay Landlord the cost of any such removal, storage or replacement, in whole or in part, within ten (10) days after receipt of an invoice therefor from Landlord. The failure of Tenant to pay any such invoice within such ten (10) day period shall constitute an Advance in the amount of such invoice.

(e)                                    For purposes of this Section only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

(f)                                     Landlord and Tenant shall promptly notify the other of any notice Landlord and Tenant shall receive of any threatened condemnation or other action under the power of eminent domain involving the Leased Premises.

ARTICLE 9 - ASSIGNMENT AND SUBLETTING; SUBORDINATION

9.1                                       Landlord’s Consent Required. For purposes of this Article, the terms “assign” and “assignment” shall include and mean any act attempting to, or document purporting to, assign, transfer, sublet, enter into license or concession agreements for, change ownership of, mortgage or hypothecate this Lease or Tenant’s interest in and to the Leased Premises or any part thereof. Tenant shall not assign this Lease or all or any portion of Tenant’s interest in and to the Leased Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but may be conditioned upon receipt by Landlord of notice requesting such consent, which notice shall set forth the terms of any such assignment or sublet and provide credit information on any proposed assignee in form and substance satisfactory to Landlord. Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease. For purposes hereof, a change in the majority ownership of and/or the power to vote the majority of the outstanding voting securities of Tenant occurring in one or a series of related transactions shall constitute an assignment of this Lease.

9.2                                       Assumption of Obligations. Any assignment to which Landlord has consented shall be by an instrument in writing and any assignee, transferee, licensee, concessionaire, or mortgagee shall agree for the benefit of Landlord to be bound by, assume and perform all of the terms, covenants and conditions of this Lease.

9.3                                       Assignment to Affiliate. Notwithstanding anything to the contrary contained in this Article, Tenant shall have the right to assign this Lease, or sublet the Leased Premises or any portion thereof, without the consent of Landlord, to any corporation (a) with which it may merge or consolidate, (b) which is a parent or subsidiary of Tenant, or (c) which is the successor corporation to Tenant in the event of a corporate reorganization or sale of all or substantially all its capital stock or assets, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease.

9.4                                       Hypothecation of Lease. Without the prior written consent of Landlord, Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate shall be null and void and of no force and effect.

9.5                                       No Release of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and other charges to be paid, and to perform all other obligations to be performed, by Tenant hereunder. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments of this Lease or sublet of the Leased Premises, or amendments or modifications to this Lease with assignees of Tenant, upon notice to Tenant, or any successor of Tenant, but without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

9.6                                       Excess Rent. In the event that Tenant shall sublease all or any portion of the Leased Premises as permitted by this Article, and the rent payable under any such sublease shall exceed the Base Rent payable hereunder, Tenant shall pay Landlord such excess with each installment of Base Rent due under this Lease; provided, however, that in the event any such sublease is only of a portion of the Leased Premises, any such excess shall be determined by pro rating the Base Rent on the basis of the portion so subleased.

9.7                                       Subordination. At Landlord’s option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Leased Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. In furtherance thereof, Tenant hereby agrees, upon request by Landlord, to execute and deliver an agreement so subordinating this Lease and attorning to the holder of any such superior interest. Landlord shall use commercially reasonable efforts to cause any such holder to agree not to disturb the tenancy of Tenant under this Lease upon default by Landlord of the terms of any instrument evidencing such superior interest. Notwithstanding the foregoing, Tenant’s obligations under this Section are conditioned on the holder of each of Landlord’s mortgages providing to Tenant a non-disturbance agreement in form reasonably acceptable to Tenant.

ARTICLE 10 - DEFAULT; REMEDIES

10.1                                Events of Default. The occurrence of any one or more of the following events shall constitute material default by Tenant under this Lease (each an “Event of Default”):

(a)                                   The failure by Tenant to make any payment when due of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of five (5) days; provided, however, that Tenant shall be entitled to an additional ten (10) days’ grace not more often than once each calendar year during the Term.

(b)                                   Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in the foregoing clause (a), where such failure shall continue for a period of thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion and the final determination thereof within not more than ninety (90) days.

(c)                                    Tenant shall abandon the Leased Premises by failing to conduct normal business operations within the Leased Premises for more than thirty (30) consecutive days.

(d)                                   (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) this Lease or the leasehold estate created hereby any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated, bonded or stayed within sixty (60) days. In the event that any provision of this subsection (d) is contrary to any applicable law, such provision shall be of no force or effect.

10.2                                Remedies. Upon the occurrence of an Event of Default, Landlord may at any time thereafter, with reasonable notice, but without demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(a)                                   Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, without limitation, the cost of recovering possession of the Leased Premises, expenses of re-letting, including reasonable and necessary renovation and alteration of the Leased Premises, reasonable attorneys’ fees and expenses, any real estate commission actually paid, and the present value of the unpaid Base Rent for the balance of the Lease Term determined on the basis of a discount rate equal to seven percent (7%) per annum.

(b)                                   Maintain Tenant’s right to possession of the Leased Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Leased Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder.

(c)                                    Pursue any other remedy now or hereafter available to Landlord under this Lease or under the laws or judicial decisions of the State of Michigan.

10.3                                Remedies Cumulative. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative, and the exercise of any one right or remedy, or any single or partial exercise of any such right or remedy, shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise; provided, however, that any liquidated damages provided for herein shall be Landlord’s sole remedy for the Event of Default for which such damages are provided.

10.4                                Indemnity for Default. In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever (including, without limitation, reasonable attorney’s fees and expenses actually incurred), directly or indirectly, arising out of, resulting from or otherwise in connection with (a) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (b) the breach of any representation or warranty given by Tenant in this Lease.

10.5                                                                      Bankruptcy. If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Leased Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

ARTICLE 11 - EXPIRATION

11.1                                Surrender of Possession.

(a)                                   Upon termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in substantially the same condition as when first occupied by Tenant, reasonable wear and tear, casualty and condemnation excepted. Tenant shall also shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Except as provided in Section 6.2 hereof, all Alterations, or improvements made by either Landlord or Tenant upon the Leased Premises (except movable office furniture and trade fixtures installed at Tenant’s expense) shall remain upon and be surrendered with the Leased Premises upon termination of this Lease, without molestation or injury, and shall become the property of Landlord.

(b)                                   In the event that the removal of any personal property or trade fixtures by or on behalf of Tenant shall damage the Leased Premises, Tenant shall, at its sole cost and expense, cause such damage to be immediately repaired. In the event Tenant shall so fail to cause repair of any such damage, ten (10) days after written notice to Tenant, Landlord may do so and Tenant shall pay Landlord the reasonable cost of any such repair incurred by Landlord within ten (10) days after receiving an invoice therefor from Landlord, together with interest at the Default Rate if not paid within such ten (10) day period. Any such payment obligation shall survive this Lease.

11.2                                Holding Over. If Tenant remains in possession of the Leased Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect. The Base Rent during such hold-over period shall be equal to one-hundred fifty percent (150%) of the monthly installment of Base Rent payable immediately prior to expiration or termination of the Lease Term. In addition, Tenant shall continue to be obligated to pay all other amounts required to be paid by the terms of this Lease.

11.3                                Re-Renting. For a period commencing one hundred eighty (180) days prior to the termination of this Lease, Landlord may show the Leased Premises to prospective tenants accompanies by Landlord or its agent(s), during reasonable hours and upon reasonable notice to Tenant. In addition, the Landlord shall be entitled to post signs on or about the Leased Premises indicating its availability for rent.

ARTICLE 12 - GENERAL PROVISIONS

12.1                                Rules. Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit E and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, provided that Tenant shall only be required to comply with rules and regulations which are reasonable and nondiscriminatory and which (a) Tenant is given thirty (30) days advance notice of; (b) are for the safety, care, order, and cleanliness of the Common Areas; (c) do not unreasonably or materially interfere with Tenant’s conduct of its business or Tenant’s use and enjoyment of the Leased Premises; and (d) do not require payment of additional moneys. If there is a conflict between Exhibit E or any modification and the Articles of this Lease, the Articles of this Lease shall control.

12.2                                Estoppel Certificates.

At any time upon not less than ten (10) business days’ prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord and any other person or entity named in such notice a statement in a form prescribed by Landlord certifying and acknowledging that (a) this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any, and (b) there are not, to Tenant’s knowledge, any uncured defaults on the part of Tenant, or specifying such defaults if any are claimed. Any prospective purchaser or encumbrancer of the Leased Premises or the business of Landlord may conclusively rely upon any such statement.

12.3                                Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

12.4                                Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and the Exhibits hereto, and all amendments hereto, constitute and shall be considered to be the only agreement between Landlord and Tenant. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included herein and in the Exhibits hereto.

12.5                                Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and if given personally or by mail or courier service, shall be deemed sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses for Landlord and Tenant set forth in the Fundamental Lease Provisions. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

12.6                                Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same of any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of Base Rent or any other payment from Tenant hereunder by Landlord shall not be a waiver of any preceding default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular installment of Base Rent or payment so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such installment or payment.

12.7                                Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes. Such memorandum shall be in the form prescribed by Landlord and shall contain no more than the names of the parties, a description of the Leased Premises and the Lease Term. In addition, Landlord shall have the unilateral right to record an instrument evidencing early termination of the Lease upon the exercise of such remedy by Landlord as permitted by this Lease, which right shall survive such termination. For purposes of the foregoing sentence, Tenant hereby grants to Landlord an irrevocable power of attorney, coupled with an interest and with full power of substitution, to execute and deliver any such instrument evidencing termination of this Lease for purposes of the public records.

12.8                                Choice of Law. This Lease shall be governed, construed and enforced in accordance with the internal laws of the State of Michigan, without giving effect to principals of conflicts of law.

12.9              Attorneys’ Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party’s rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys’ fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

12.10       Liability of Landlord.

(a)                                 In the event of any sale or other transfer of Landlord’s interest in the Leased Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder arising after the date of such transfer. Landlord shall transfer or deliver the Security Deposit to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to the Security Deposit.

(b)                                 Notwithstanding anything contained herein to the contrary, Landlord shall have no personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of Landlord in the Leased Premises for the satisfaction of Tenant’s and/or such persons’ remedies and claims for damages.

12.11       No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Leased Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Leased Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Leased Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

12.12   Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be “rent.”

12.13       Interpretation. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words “Landlord” and “Tenant” and “person” shall include corporations, partnerships, associations, other legal entities, and individuals. Both parties represent and warrant to each other that each has been represented by competent legal counsel and that this Lease shall not be construed against Landlord as the drafting party.

12.14       Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

12.15        Successors. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

12.16        Modifications. This Lease may not be altered, amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.

12.17       Brokerage and other Fees. Tenant and Landlord represent and warr-ant to each other that neither has employed a broker in connection with the execution of this Lease that is entitled to a commission or will pay any commissions relating to this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section. Tenant shall be solely responsible for any other fees or charges due any other advisor engaged by Tenant in connection with this Lease, including, without limitation, legal counsel and any leasing consultant, whether or not any such advisor is also listed in the Fundamental Lease Provisions as Tenant’s broker.

12.18       Waiver of Redemption. To the extent permitted by law, Tenant hereby waives any and all rights of redemption with respect to this Lease. Tenant hereby waives any rights it may have to any notice to cure or vacate or to quit provided by any current or future law; provided that the foregoing shall not be deemed to waive any notice expressly provided in this Lease.

12.19       Not Binding Until Executed. This Lease does not constitute an “offer” and is not binding until fully executed and delivered by Landlord. By execution of this Lease, both parties represent and warrant to the other that they have the power and authority to enter into and perform their respective obligations under this Lease.

12.20       Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute one and the same instrument, and all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and year written above.

LANDLORD:

MICHIGAN LIFE SCIENCE AND INNOVATION CENTER LLC

By Ann Arbor Spark Foundation
Its Sole Member

By	/s/ Michael A. Finney
Michael A. Finney
Its President

TENANT:

ESPERION THERAPEUTICS, INC.

By	/s/ Roger S. Newton
Name:	Roger S. Newton
Title:	PRES/CEO

SIGNATURE PAGE - MICHIGAN LIFE SCIENCE AND INNOVATION CENTER LEASE

EXHIBIT A — LEGAL DESCRIPTION OF LAND

Real property in the Township of Plymouth, County of Wayne, State of Michigan, described as follows:

A part of the south 1/2 of Section 21, Town 1 South, Range 8 East, Township of Plymouth, Wayne County, Michigan, being more particularly described as: commencing at the southeast corner of said Section 21; thence North 02 degrees 17 minutes 11 seconds West, 962.25 feet along the east line of said Section 21 to a point on the northerly right-of-way line of M-14; thence South 87 degrees 07 minutes 29 seconds West, 3710.50 feet along said right-of-way line to the point of beginning, the following three courses being along the northerly right-of-way line of M-14: (1) continuing South 87 degrees 07 minutes 29 seconds West, 64.95 feet, and (2) North 78 degrees 22 minutes 31 seconds West, 258.62 feet, and (3) North 60 degrees 26 minutes 00 seconds West, 156.36 feet; thence North 05 degrees 43 minutes 23 seconds East, 686.13 feet to a point on the southerly line of a concrete road, the following five courses being along said line: (1) along a curve to the right, 46.61 feet, said curve having a radius of 320.00 feet, central angle of 08 degrees 20 minutes 45 seconds and a long chord bearing of South 69 degrees 50 minutes 14 seconds East, 46.57 feet, and (2) South 65 degrees 39 minutes 51 seconds East, 97.51 feet, and (3) along a curve to the left, 115.62 feet, said curve having a radius of 356.00 feet, central angle of 18 degrees 36 minutes 30 seconds and a long chord bearing of south 74 degrees 58 minutes 06 seconds East, 115.11 feet, and (4) south 84 degrees 16 minutes 21 seconds East, 114.23 feet, and (5) along a curve to the left, 100.49 feet, said curve having a radius of 355.00 feet, central angle of 16 degrees 13 minutes 06 seconds and a long chord bearing of North 87 degrees 37 minutes 06 seconds East, 100.15 feet; thence South 05 degrees 43 minutes 23 seconds West, 718.97 feet to the point of beginning.

Together with the non-exclusive easement rights set forth in Planned Unit Development Agreement for North Plymouth Research Park dated June 4, 1987, recorded on June 12, 1987 in Liber 23288, Page 461, re-recorded on January 19, 1990 in Liber 24503, Page 929 and amended by Assignment of Development Rights dated October 12, 1987, recorded on October 20, 1987 in Liber 23476, Page 828 and Assignment of Development Rights dated January 17, 1990, recorded on January 19, 1990 in Liber 24503, Page 912 and further amended by Supplement to Restriction Agreement for North Plymouth Research Park dated March 28, 1990, recorded on April 17, 1990 in Liber 24609, Page 947 and further amended by Second Supplement to Restriction Agreement for North Plymouth Research Park dated November 20, 1990, recorded on May 7, 1992 in Liber 25748, Page 151, Wayne County Records, (as assigned and supplemented, the Third Supplement to Restriction Agreement recorded in Liber 28324, Page 204 and Fourth Supplement to Restriction Agreement recorded in Liber 29113, Page 552, Wayne County Records.

A-1

EXHIBIT B — SKETCH OF LEASED PREMISES

B-1

EXHIBIT C — LEASED EQUIPMENT AND TERMS OF USE

Equipment Description

Any Equipment which exists within the Leased Premises or in the Building as of the Commencement Date of the Lease, with the exception of the equipment owned by Tenant, listed on Exhibits C-1 and C-2 attached hereto.

Terms of Use

1.                                      The Equipment shall be used only by Tenant and its employees and contractors and only within the Building.

2.                                      Tenant shall be responsible for any damage to the Equipment resulting from the use or misuse of the Equipment by Tenant or its employees, agents, contractors, or others, excepting normal wear and tear, and insured loss by casualty.

3.                                      LANDLORD MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER REGARDING THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, LANDLORD AND/OR TENANT’S RIGHT, TITLE AND INTEREST IN THE EQUIPMENT, ITS CONDITION, ITS MERCHANTABILITY, OR ITS FITNESS, ADAPTABILITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE. TENANT ACCEPTS THE EQUIPMENT FROM LANDLORD “AS IS” AND “WHERE IS”, IN ITS CONDITION AS WHEN DELIVERED TO TENANT. THE FOREGOING SHALL NOT LIMIT THE LIABILITY OF THE MANUFACTURER(S) OF THE EQUIPMENT UNDER ANY WARRANTY PROVIDED BY SUCH MANUFACTURER(S) THAT BENEFITS USER BY ITS TERMS.

4.                                      IN NO EVENT SHALL LANDLORD BE LIABLE ON ANY TYPE OF CLAIM, INCLUDING NEGLIGENCE, STRICT OR PRODUCT LIABILITY, OR BREACH OF CONTRACT OR WARRANTY, OR FOR ANY LOSS OR DAMAGE, DIRECT OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL, INCLUDING BUT NOT LIMITED TO, BUSINESS INTERRUPTION, LOSS OF PROFITS AND INJURY TO PERSONS OR PROPERTY, ARISING OUT OF OR CONNECTED WITH ANY USE OR MISUSE BY TENANT OF THE EQUIPMENT, OR THE OPERATION OR DEFECTIVE CONDITION, NON-MERCHANTABILITY OR NON-SUITABILITY, OR USE OF THE EQUIPMENT.

5.                                      Tenant agrees to defend, indemnify and hold Landlord harmless and trustees, officers, employees, agents affiliates, successors and assigns from and against and all claims, liens, demands, actions, causes of action losses, judgments, obligations, liabilities, damages, costs or expenses of every nature (including reasonable attorneys’ fees), to the extent arising from Tenant’s or Tenant’s directors, officers, employees, contractors, agents, affiliates, successors and assigns (i) negligence or willful misconduct in the use of the Equipment, (ii) misuse of the Equipment, and (iii) failure to maintain the Equipment in good and safe operating condition

6.                                      Tenant shall use the Equipment only in the ordinary course of Tenant’s business, within the Equipment’s normal capacity, excepting only normal wear and tear, and insured loss by casualty. Tenant shall be responsible for all maintenance and repairs to the Equipment during the Lease Term and shall maintain the same in good working condition and repair at Tenant’s sole cost and expense. Tenant shall use and maintain the Equipment in a manner consistent with all current, local, state and federal safety codes, laws and regulations. Tenant shall not transfer or relocate or permit or suffer any third party to relocate the Equipment outside of the Building, nor shall Tenant take any action or omit to take any action that would result in any lien, charge or encumbrance on the Equipment.

Inventory					Description
REQUIRED IF					REQUIRED. Full Descriptions of Items; (no character	Category ID
DoveBid UIDs	Make	ManufDate	Model		limitations.) Leave this row present and untouched Leave this	REQUIRED. See	Serial
or AssetZone	OPTIONAL.	OPTIONAL Date	OPTIONAL.	Title	row present and untouched Leave this row present and	Categories tab for	OPTIONAL
2Ttagnumbers	(100 chars)	of Manufacture.	(200 chars)	REQUIRED. Short Descriptions. (50 chars only)	untouched Leave this row present and untouched Leave this	list.	(50 chars)
2138964	Flow Sciences			4’ VBSE Laminar Flow Hood	4’ VBSE Laminar Flow Hood	290

2138965	Vision Instruments / Leica		CV5000	Robotic Coverslipper	High-Throughput Robotic Coverslipper. Features: Integral Fume Control, Accepts Leica AutoStainer XL & Sakura Slide Racks, Adjustable Mountant Volume Control & More; Power: 95-250V, 49-61Hz, 300W: Documentation Included	290	CV076400

2138966	Vision Instruments / Leica		AutoStainer XI	Automated Slide Stainer	Automated Slide Stainer. Power. 85-250V, 49-61Hz, 650W	290	XL189900

2138967	DAKO		Autostainer LV	Universal Staining System	Universal Staining System. Power: 120-230V, 50/60Hz, 4/2A Lot of (3 pcs) Histology Equipment. To include: (1) Bokel 14792 Waterbath, (1) T-Fal Steam Cuisine 600cl Steamer,	290	DC 3400-6957-03
2138968				Lot of (3 pcs) Histology Equipment	(1) Biocare Medical DC2002 Decloaking Chamber	290

2138970	Olympus		BX41TF	Binocular Microscope	Binocular Microscope. Objectives: (1) UPlanF1 40x/0.75, (1) UPlanFL N 20x/0.50 FN26.5. (1) UPlanFl 10x/0.30, (1) PlanFl 4x/0.13, (1) Plan N 2x/0.06 FN22, (2) WH10x/22 Eyepieces; Features: 5-Position Nosepiece, Achromat 0.9 Turret, Rotating XY Stage (missing X holder), Z-Axis Control, Built-in 30W Lamp; Power: 100-240V. 50/60Hz, 0.8/0.4A	295	1F07832
2138971	Olympus		BHT-2	Binocular Microscope	Binocular Microscope. Objectives: (1) DPlan 100 1.25 oil 160/0.17, (1) DPlan 40 0.65 160/0.17, (1) DPlan 10 0.25 160/0.17, (1) SPlan FL 2 0.08 160/-, (2) WH10x/20 L Eyepieces; Features: 5-Position Nosepiece, Achromat 0.9 Turret, XY Stage, Z-Axis Control, Built-in 20W Lamp; Power: 100/115V, 50/60Hz, 0.40/0.35A	295	213900

Rotary Microtome. Application: Sectioning of Paraffin-Embedded Specimens for Routine and Research Histology, Section Thickness Range: 0.5—60µm, Specimen Retraction: 220µm, Trimming Steps: 10µm or 50µm, Displacement of Blade Holder Base: Vertical & Horizontal Directions; Compatible Blade Types: Disposable High- & Low-Profile Steel Knives and Blades, Reusable Steel Knives;

2138972	Sakura		Accu-Cut SRM	Rotary Microtome	Dimensions: 15.8x18.5x11.6”, Weight: 64lb	290	14290133
2138973	Leica		CM3050S-3-1	Research & Routine Histology Cryostat	Research & Routine Histology Cryostat. Power: 120V, 60Hz, 1800VA	290	3004/01.2002
2138984	The Baker C	Oct-00	SterilGARD III	Class II Biological Safety Cabinet	Class II Biological Safety Cabinet, Mobile, Height Adjustable. Power: 115V, 60Hz, 12.4A	290	69041
2138985	Nuaire	2006	NU-617-400 S	Cage Changing Animal Transfer Station	Cage Changing Animal Transfer Station. Power: 115V, 60Hz, 12A	290	110605110806
2138986	Nuaire	2006	NU-607-400 S	Bedding Disposal Station	Bedding Disposal Station w/ BioBubble HEPA Filtration Unit. Power: 115V, 60Hz, 5A	298	109142091206

2139006	Eagle	4510	45 Gal, Safety Storage Cabinet	45 Gal, Safety Storage Cabinet. 3-Shelves, 43x18.5x67.5 Inches	1035
2139011			6 by 2.5 Ft. Stainless Steel Workbench	6 by 2.5 Ft. Stainless Steel Workbench w/ Backboard Up	1002
2139012	Marvel	A570101	Under-Counter Laboratory Refrigerator / Freezer	Under-Counter Laboratory Refrigerator / Freezer, Reach-in (not for food or drink). Refrigerant: R12, 4.5oz; Design Pressures: High 235psig, Low 140psig; Power: 115V, 60Hz, 1.8A	288	P-17257
2139013	SurgiVet	ISOTEC 4	Veterinary Anesthesia Vaporizer	Veterinary Anesthesia Vaporizer	298	9904674
2139014	Cart Zeiss	OPMI Pico	Operating Stereo Microscope	Operating Stereo Microscope (Colposcope) w/ MediLive Video Control Unit & Mobile Stand	295

2139015	Beckman Coulter	Allegra 6R	Benchtop Refrigerated Centrifuge	Benchtop Refrigerated Centrifuge w/ GH-3.8 3750RPM 4-Place Swinging Bucket Rotor, Power: 120V, 60Hz, 12A; Includes: (1) Baxter S/P Vortex Mixer (Temp Timer Broken)	285	ALR00F02
2139016	Danby	DMR1706WE’	Refrigerator / Freezer	Refrigerator / Freezer, Upright, Reach-in (not for food or drink). Refrigerant: R134a, 4.9oz; Design Pressures: High 290psig, Low 140psig; Power: 115V, 60Hz, 1.7A	288	05740521CE
2139017	Mettler Toledo	AG104	Digital Analytical Balance	Digital Analytical Balance, Max 101g d=0.1mg	290
2139018	Mettler Toledo	Wildcat WS60	Industrial Scale	Industrial Scale. Max 1501b, n max 3000, e min 0.051b; Power: 10.2VDC/0.15A	290	00302426DH
2139021	Mettler Toledo	Wildcat WS60	Industrial Scale	Industrial Scale. Max 1501b, n max 3000, e min 0.051b; Power: 10.2VDC/0.15A	290	00302436DH
2139019	Leica	EG1140H	Paraffin Embedding Station	Paraffin Embedding Station, Power: 100-240V, 50/60Hz, 780W	290	0394/12.2000
2139020	VetEquip	IMPAC6	Anesthesia System	Anesthesia System
				Lot of: (1) Ultronics 71013 Ultrasonic Waterbath, (1) Magic	290	AC20104
2139022			Lot of: (1) Sonic Bath, (1) Microwave Oven	Chef MCD760W Microwave Oven	290
2139023	Fisher Scientific	CentrificTM 225	Benchtop Centrifuge	Benchtop Centrifuge w/ 24-Place 6500RPM Fixed Angle Rotor, Power: 115V, 60Hz, 5A	285	901N0006
2139024	Luxo Medical Products	Burton AIM-10	Medical-Grade Overhead Lamp	Wall-Mounted Medical-Grade Overhead Adjustable Lamp	290	A10557
2139025	Thermo / Precision	2841	Microprocessor Controlled Water Bath	Microprocessor Controlled Water Bath, Power: 115V, 50/60HZ, 5A	290	200235

2139026	Eppendorf	1998 5415C	Micro Centrifuge	Micro Centrifuge w/ 18-Place Fixed Angle Rotor, Max Density: 1.2kg / dm3, 14000RPM; Power 115V, 60Hz, 250W	285	85565
2139027	Sterling Scale	SC11214-10	Scale	Scale, Capacity: 5000 x 0.5g	290	18455
2139028	Eagle	2310	24 Gal, Safety Storage Cabinet	24 Gal, Safety Storage Cabinet. 3-Shelves, 23x18.5x65.5 Inches	1035

Automated Vacuum Tissue Processor, Features: Large Wide Viewing Angle LCD with Adjustable Contrast, Microprocessor Controlled Operation, Reagent Management System Option, Cassette Dividers and Spring Separators, Reagent Handling System, Paraffin Wax Solvent Removal, Magnetic Stirrer, Programmable Delayed Processing, Modular Design for Freestanding or Benchtop, Three Retort Drain Rates, Rapid Filling, Vacuum or Pressure Cycling, Fume Control System,

2139029	Leica	TP1050	Automated Vacuum Tissue Processor	Custom Cleaning Cycle	284	TP-088800
				Cooling Plate, Refrigerant: R134a, 80 ± 5g, 18bar SF3:
2139030	Leica	EG1140C-3	Refrigerated Coaling Plate	Power: 120V, 60Hz, 300VA	290	1614/04.2000

2139031	RA Lamb / Brandon	E22.01 MWC	Carousel Cassette MicroWriter	Carousel Cassette MicroWriter. Power: 110-120V, 60Hz, 1.25A, 100W	290	00R036-01
2139032	Rainin	Pipetman	Lot of (6) Pipettes & Stand	Lot of (6) Pipettes & Stand. Sizes: (2) P1000, (3) P200, (1) VWR 2 + 20 pl	290
2139033			Lot of: (2) Shakers, (1) Dry Block	Lot of: (1) Labline 3506 Reciprocal Shaker, (1) Barnstead Labquake Rocker, (1) Richard-Allan Scientific DBH-4020-1 Dry Block	290
2139034			Lot of (2) Stainless Steel Medical Tables	Lot of (2) Stainless Steel Medical Tables. To Include: (1) Height Adjustable Surgeons Tray	290
2139035	Leica	MZ8	Dual-View Stereo Microscope	Dual-View Stereo Microscope w/ Fostec Illuminator	295	5054851
2139036	Omano		Stereo Microscope	Stereo Microscope w/ Built-in Illuminator. Power: 110V, 50/60Hz, 25W	295
2139037	Omano		Stereo Microscope	Stereo Microscope w/ Built-in Illuminator. Power: 110V, 50/60HZ, 25W	295
2139038	Omano		Stereo Microscope	Stereo Microscope w/ Built-in Illuminator. Power: 110V, 50/60HZ, 25W	295
2139039	Olympus	SZ2-ILST	Stereo Microscope	Stereo Microscope. Features: DF PLFL 0.5X PF Lens, WHSZ10X-H/22 Eyepieces, SZX-TBI Head w/ U-TVO.5XC-2 & DP70 Ports, Built-in Illuminator; Power: 100-240V, 50/60Hz, 0.15/0.1A: Includes: (1) Optical Analysis 20520 Illuminator, Misc. Miscroscope Parts	295	3G07549

2139040	Nova		Binocular Microscope	Binocular Microscope. Objectives: (1) 100/1.25 N A Oil 160/0.17, (1) 40/0.65 NA 160/0.17, (1) 10/0.25 NA 160/0.17, (1) 4/0.1 NA 160/-, (2) WF 10X DIN/18mm Eyepieces; Features: 4-Position Nosepiece, XY Stage, Z-Axis Control, Built-in Illuminator; Power: 100-120V, 50/60Hz, 20W	295
2139041	Heine	HL5000	Lot of (3) Universal Positioning Halogen Lamps	Lot of (3) Universal Positioning 12V / 50W Halogen Lamps	290
2139042	Thermo Electron	Digital One	Recirculating Waterbath	Recirculating Waterbath. Power: 115V, 60Hz, 16A	290	104278038
2139043	Thermo Electron	Digital One	Recirculating Waterbath	Recirculating Waterbath. Power: 115V, 60Hz, 16A	290	104282059
2139044	Thermo Electron	Digital One	Recirculating Waterbath	Recirculating Waterbath. Power: 115V, 60Hz, 16A	290	104278039
2139045	Thermo / Precision	2841	Microprocessor Controlled Water Bath	Microprocessor Controlled Water Bath. Power: 115V, 50/60HZ, 5A	290	200235
2139046	Cole-Parmer	74900 Series	Lot of (2) Syringe Pumps	Lot of (2) Syringe Pumps	290
2139047			Lot of (3 pcs) Veterinary Equipment	Lot of (3 pcs) Veterinary Equipment. To Include: (1) Engler ADS1000 Anesthesia Delivery System, (1) Harvard Apparatus 683 Rodent Ventilator, (1) Astro-Med SD9 Stimulator	298
2139048	Coming	PC-320	Lot of (3) Hotplate / Stirrers	Lot of (3) Hotplate / Magnetic Stirrers. Power: 120V, 60Hz, 575W	290

2139049	Cole-Parmer	MasterFlex 77	Peristaltic Pump Drive w/ Cartridge	Peristaltic Pump Drive w/ Easy-Load L/S 7518-00 Cartridge. 6-600 RPM, 0.1HP; Power. 115V, 50/60HZ, 2.3A	290

2139050	Cole-Parmer	MasterFlex 77	Peristaltic Pump Drive w/ Cartridge	Peristaltic Pump Drive w/ Easy-Load L/S 7518-00 Cartridge. 6-600 RPM, 0.1 HP; Power 115V, 50/60HZ, 2.3A	290

2139051	Cole-Parmer	MasterFlex 77	Peristaltic Pump Drive w/ Cartridge	Peristaltic Pump Drive w/ Easy-Load L/S 7518-00 Cartridge. 6-600 RPM, 0.1HP; Power: 115V, 50/60HZ, 2.3A	290
2139052			Lot of (5) Gas Regulators, (3) Boom Stands	Lot of (5) Gas Regulators, (3) Modular Boom Stands	290

2139053	Lab-Line	Multi-Magnest	Multipoint Magnetic Stirrer	Multipoint Magnetic Stirrer. Power: 120V, 60Hz, 180W	290	0501-0152

2139054	Lab-Line	Multi-Magnest	Multipoint Magnetic Stirrer	Multipoint Magnetic Stirrer. Power: 120V, 60Hz, 180W	290	0501-0156

2139055	Lab-Line	Multi-Magnest	Multipoint Magnetic Stirrer	Multipoint Magnetic Stirrer. Power: 120V, 60Hz, 180W	290	0501-0153

2139056	Lab-Line	Multi-Magnest	Multipoint Magnetic Stirrer	Multipoint Magnetic Stirrer. Power: 120V, 60Hz, 180W	290	0501-0131

2139057	Baxter	AS50	Lot of (2) Digital Infusion Pumps	Lot of (2) Digital Infusion Pumps	290

2139058	Mettler Toledo	PB801	Scale	Scale. Max 810g, Min 5g, e/d=0.1g	290

2139059	Heska	I-Stat	Portable Clinical Analyzer	Portable Clinical Analyzer w/ Program Kit. Includes: (1) Martel MCP8850B-130 Portable Printer (appears new)	283

2139060	Troemner		Lot of (4) Calibration Weight Kits	Lot of (4) Calibration Weight Kits. Sizes: 5kg, 2kg, 1kg, 500g, 2x200g, 2x100g, 50g, 2x20g, 10g, 5g, 2x2g, 1g, 500mg, 200mg, 100mg, 50mg, 20mg, 5mg; More	290

2139061	Mettler Toledo	ID7	Weighing Terminal/Indicator w/ Scale	Weighing Terminal/Indicator w/Scale. N Max = 32000	290

2139062	BioMedic Data Systems	6000 Series	Animal Husbandry Station	Animal Husbandry Station w/ DAS- 608 Data Acquisition System & IMI Smart Probe. Also Includes: (2 boxes of 100 each) IMI-1000 Implantable Electronic ID Transponders, (1) Ohaus Adventurer Pro AV53 Analytical Balance w/ Draft Wield, (1) Troemner 100g - 10mg Calibration Weight Kit, (1) KdScientific Syringe Pump, (1) VWR Thermo-Hygro Meter, (1) lenovo ThinkVision 17” Flat Panel Monitor, (2) Keyboards, (1) Adjustable Arm Stand (1) Overhead Lamp & More	298

2139063	BioMedic Data Systems	6000 Series	Animal Husbandry Station	Animal Husbandry Station w/ DAS- 608 Data Acquisition System & IMI Smart Probe. Also Includes: (2 boxes of 100 each) IMI-1000 Implantable Electronic ID Transponders, (1) Ohaus Adventurer Pro AV53 Analytical Balance w/ Draft Wield, (1) Troemner 100g - 10mg Calibration Weight Kit, (1) KdScientific Syringe Pump, (1) VWR Thermo-Hygro Meter, (1) lenovo ThinkVision 17” Flat Panel Monitor, (2) Keyboards, (1) Adjustable Arm Stand (1) Overhead Lamp & More	298

2139064	BioMedic Data Systems	6000 Series	Animal Husbandry Station	Animal Husbandry Station w/ DAS- 608 Data Acquisition System & IMI Smart Probe. Also Includes: (1 box of 100) IMI-1000 Implantable Electronic ID Transponders, (1) Ohaus Adventurer Pro AV53 Analytical Balance w/ Draft Wield, (1) Troemner 100g - 10mg Calibration Weight Kit, (1) KdScientific Syringe Pump, (1) VWR Thermo-Hygro Meter, (1) lenovo ThinkVision 17” Flat Panel Monitor, (2) Keyboards, (1) Adjustable Arm Stand (1) Overhead Lamp & More	298

2139065	BioMedic Data Systems	6000 Series	Lot of (2) Animal Husbandry Stations	Lot of (2) Animal Husbandry Stations w/ DAS- 608 Data Acquisition Systems & IMI Smart Probes. Also Includes: (4) Keyboards, (6) Adjustable Arm Stands (1) Overhead Lamp & More (not complete systems)	298

2139066	Carl Zeiss	OPMI Pico	Operating Stereo Microscope	Operating Stereo Microscope (Colposcope). Power: 100-240V, 50/60HZ, 170VA	295

2139067	Carl Zeiss	OPMI Pico	Operating Stereo Microscope	Operating Stereo Microscope (Colposcope). Power: 100-240V, 50/60HZ, 170VA	295

2139068	Coming	PC-510	Magnetic Stirrer	Magnetic Stirrer. Power: 120V, 60Hz, 20W	290

2139069	Fisher Scientific		Lot of (4) Mini Mixers	Lot of (4) Mini Mixers. To Include: (1) Vortex Genie 2 Vortexer, (2) Auto Mixers, (1) Thermix 120S Stirrer	290

2139070	Edstrom		Lot of (5) Data Loggers, (1) Small Parts Cabinet	Lot of (5) Data Loggers, (1) 50-Drawer Small Parts Cabinet w/ Contents	290
2139071	VWR Scientific	V	10.000RPM Micro Centrifuge	10.000RPM Micro Centrifuge w/ 6 & 12 Place Fixed Angle Rotors	285
2139072	BioMedic Data System	DAS-5002	Lot of (4) ID Data Acquisition Notebooks	Lot of (4) Programmable ID Data Acquisition Notebooks	298
2139073			Lot of (3 pcs) Misc. Laboratory Equipment	Lot of (3 pcs) Misc. Laboratory Equipment. To Include: (1) CellPoint Scientific Germinator 500 Dry Sterilizer, (1) Hallowell EMC Microvent 1 Dual Mode ventilator. (1) SurgiVet Unit	290
2139074			Lot of (Apprx 600+) Stainless Steel Feeders	Lot of (Apprx 600+) V-Side Hanging Feeders, Stainless Steel, Various Sizes with (7) Rubbermaid BRUTE Rolling Waste Containers (all containing feeders)	298
2139075			Lot of (Apprx 600+) Stainless Steel Card Holders	Lot of: (Apprx 600+) Hanging Cage Card Holders, Stainless Steel, (Apprx 200) Large Plastic Animal Toys. (Apprx 100) Pneumatic Air Lines; Contents of (4) Rubbermaid BRUTE Rolling Waste Containers	298
2139076			Lot of (30+ pcs) Digital Clocks & Office	Lot of (30+ pcs) Digital Clocks & Office. Includes; Calculators. Stop-Watches, Meters, Clip-Boards, Pens. Scissors; (15+) Digital Radio Controlled Thermometer Clocks	290
2139077	Frigidaire	MFC15M4FW: Chest Freezer		Chest Freezer (not for food or drink). Refrigerant R134a, 10oz; Design Pressures: High 320psig, Low 140psig: Power: 115V, 60Hz, 5A	288	WB03225496
2139078	Danby	Diplomat	Chest Freezer	Chest Freezer (not for food or drink). Refrigerant R134a	288
2139079	Midmark	M11-020 Ultra	Automatic Sterilizer	Automatic Sterilizer. Power: 115V, 5/60HZ. 12A	296	V326499
2139080	Midmark	Soniclean Mm	Ultrasonic Cleaner	Ultrasonic Cleaner. Power: 117V, 50/60HZ, 4A, 495W	290	RND060606518
2139081	GE Medical :	Apr-06 OEC 9800	Plu Digital Mobile C-Arm Imaging System	Digital Mobile C-Arm Imaging System w/ 1K x 1K Workstation, Rotating Anode X-ray Tube a High Powered 15 kW Generator. Power: 120-240V, 50/60Hz, 20/10A; Includes: (1) Health Tronics MedStone Elite PRO2000TM2 Patients Table. (2) Luxo Medical Products Burton AlM-100 Medical-Grade Overhead Adjustable Lamps, (1) Radiation Shield Wall; Assorted Lead Radiation Protection Wear	295	8S-3211-CH
2139082	Boston Scientific	Galaxy 2 15121	Intravascular Ultrasound System	Mobile Intravascular Ultrasound System w/ MD5 Motordrive. Power: 120V, 50/60Hz, 650VA; Includes: (1) Panasonic MD835 Video Cassette Recorder, (1) Sony UPD895 Digital Graphic Printer, 8x Dual DVD Drive; (3 boxes) Atlantis SR 40MHz Coronary Imaging Catheters	295	H794151280
2139083	Hewlett Packard	M242A Sonos Mobile	Ultrasound System	Mobile Ultrasound System. Power 100-220V. 50/60Hz. 1440VA; Includes: (1) Panasonic MD830 Video Cassette Recorder, IPX1 Footpedal	295	3728A00043
2139084	SurgiVet	V9212AR	Surgical Monitor w/ Polymount Stand	Surgical Monitor w/ Polymount Stand & Tray. Power: 100-240V, 50/60Hz, 0.8A; Includes Misc. Accessories	290	AW06080007
2139085			Stainless Steel Washing Station	Stainless Steel Washing Station	290
2139086	SurgiVet /Anesco	ISOTEC 4	Lot of (2) Veterinary Anesthetic vaporizers	Lot of (2) Veterinary Anesthetic Vaporizers, one with Mount. Includes: (1) Pressure Gas Regulator	298
2139087	SurgiVet / Anesco	ISOTEC 4	Lot of (2) Veterinary Anesthetic Vaporizers	Lot of (2) Veterinary Anesthetic Vaporizers, one with Mount. Includes: (1) Pressure Gas Regulator	298
2139088	Ohio	100F	Forana Anesthetic Vaporizer	Forane Anesthetic Vaporizer w/ Mount. Includes: (2) Pressure Gas Regulators	298

2139089	Aaron Medical	950	Cautery Unit	Cautery Unit. Power: 120V, 50/60HZ, 1.5A	290	AA3706024
2139090	Heska	IPX1 Vet/IV 2.	Digital Infusion Pump	Digital Infusion Pump. Power: 110V, 50/60Hz	290	70152
2139091	Gaymar Industries	TP-500 T/Pum	Heat Therapy Pump	Heat Therapy Pump. Power: 120V, 60Hz, 1.8A, 200W	290	B10H32, I60D94
2139092	Gaymar Industries	TP-500 T/Pum	Heat Therapy Pump	Heat Therapy Pump. Power: 120V, 60Hz, 1.8A, 200W	290	H60B38, A99A95
2139093	Gaymar Industries	TP-500 T/Pum	Heal Therapy Pump	Heat Therapy Pump. Power: 120V, 60Hz, 1.8A, 200W	290	I60H02, I60D05
2139094			Lot of (6 pcs) Misc. Veterinarian	Lot of (6 pcs) Misc. Veterinarian. To Include: (1) Graseby 3400 Syringe Pump. (1) Macan MC-4A Electrosurgical Unit, (3) VelEquip Stainless Steel Rodent Heat Pads, (1) Parts Medical 811-BL Ultrasonic Doppler Flow Detector	298
2139095	VelEquip	ISOTEC	Veterinary Anesthetic Vaporizers w/ Stand	Veterinary Anesthetic Vaporizers w/ Stand, Tray & IV Stand	298
2378261	Clay Adams	420575 AutoC	Centrifuge	Centrifuge, AC 120V, 1.8 Amps, 60 Hz	298	4260002
2378252	Shor-Line KCMO	18161	Surgery Table, Stainless Steel	Surgery Table, Stainless Steel, Dimensions 58”x 19”	298
2378262	Sony	UP 960	Video Graphic Printer	Video Graphic Printer, with Original Packing Box, Manuals, and Power Cords. AC 220-240V, 50/60 Hz, 1.3 Amps	298	15676
2378263	Nobles	2601 Speed S	Automatic Floor Scrubber	Automatic Floor Scrubber w/ Product Manuals, 24 VDC, 50 Amps, 1200 Watts	7518	613386-10247068
2378264	Dayton	1UG91B	Wet/Dry Vacuum	Wet/Dry Vacuum, 120V, 60Hz, 12Amps, with Accessory Hoses and Heads, and Mobile Cart	7518	52728-03
2378265	Werner		Lot of (3) Ladders	Lot of (3) Ladders, Aluminum (2) 5’ 6” Tall (1) 6’ 0”	7518
2378253	Shor-Line KCMO	18161	Surgery Table, Stainless Steel	Surgery Table, Stainless Steel, Dimensions 58”x 19”	298
2378254	Rubbermaid		Lot of (2) Mobile Tool Chest Carts, Plastic	Lot of (2) Mobile Tool Chest Carts, Plastic, Dimensions 33”x 20”x 33”	298
2378255			Lot of (5) Lab Equipment	Lot of (5) Lab Equipment to include: (1) Mobile Necropsy Table, Stainless Steel (2) Mobile Mayo Stand, with Tray, Stainless Steel (1) Lakeside, Mobile 3 Rack Cart, Stainless Steel, and (1) Sally Saddle, Mobile Leather Lab Chair	298
2378256			Lot of (5) Lab Equipment	Lot of (5) Lab Equipment to include: (1) Mobile Necropsy Table, Stainless Steel (2) Mobile Mayo Stand, with Tray, Stainless Steel (1) Lakeside, Mobile 3 Rack Cart, Stainless Steel, and (1) Sally Saddle, Mobile Leather Lab Chair	298
2378257	Rubbermaid	Brute	Lot of (22) Trash Bins	Lot of (22) Trash Bins. 32 Gallon Plastic, with 11 Attachable Wheel Rollers and 23 Lids	298
2378258			Lot of (2) Stainless Steel Tables	Lot of (2) Stainless Steel Tables, Dimensions: 60”x 30”	298
2378259			Lot of (2) Stainless Steel Tables	Lot of (2) Stainless Steel Tables, Dimensions: 60”x 30”	298
2378260			Stainless Steel Table	Stainless Steel Table, with Backsplash, Dimensions 72”x 30”	298
2378238	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders in Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298
2378239	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders In Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298

2378240	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders in Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298
2378241	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders in Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298
2378242	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders in Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298
2378243	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders in Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298
2378244	Allentown Caging Equipment		Lot of (4) Rabbit Housing Racks, Stainless Steel	Lot of (4) Rabbit Housing Racks, Stainless Steel with (6) 31”x 31” Plastic Holders in Each Rack; Includes Feeders & Toys. Overall Dimensions: 66”x 31”x69.5” Each Rack is on Wheels.	298
2378245	Allentown Caging Equipment		Lot of (4) Mouse Housing Racks, Stainless Steel	Lot of: (4) Mobile Mice Housing Racks, Stainless Steel with Water Systems, Houses up to 98 Holders per Rack. Holder Dimensions are: 11.5”x 7.5”x 4.5” Overall Dimensions: 52”x 26.5”x64” Includes (2) Cart Containers, which Each carry Apprx 200 Mouse Holders. Overall Cart Dimensions: 60”x 24”x 70”	298
2378246	Allentown Caging Equipment		Lot of (5) Rat Housing Racks, Stainless Steel	Lot of (5) Mobile Rat Housing Racks, Stainless Steel w/ Water Systems. Houses up to 30 Holders per Rack, Overall Dimensions: 69.5”x 22”x 72”; Includes (3) Cart Containers which each carry Apprx 100 Plastic Rat Holders. Overall Dimensions: 66”x 31”x69.5”	296
2378247	Allentown Caging Equipment		Lot of (6) Rat Housing Racks, Stainless Steel	Lot of (6) Mobile Rat Housing Racks, Stainless Steel w/ Water Systems. Houses up to 30 Holders par Rack, Overall Dimensions: 69”x 24”x 75”; Includes (1) Cart Containers which carries Apprx 100 Plastic Rat Holders. Overall Dimensions: 66”x 31”x69.5”	298
2378248	Tecniplast	3700M011	Lot of (5) Rodent Metabolism Cage Racks	Lot of (5) Mobile Rodent Metabolism Cage Racks, Stainless Steel. Each Holding 8 Tecniplast 3700M011 Metabolism Cages per Rack, Overall Dimensions: 48”x 15”x 74” Includes Large Blue Bio-Covers.	298
2378249	Allentown Caging Equipment		Lot of (2) Mouse Housing Racks, Stainless Steel	Lot of: (2) Mobile Mouse Housing Racks, Stainless Steel with Water Systems. Houses up to 70 Holders per Rack. Holder Dimensions are: 11.5”x 7.5”x4.5” Overall Dimensions: 62”x 26.5”x67” Includes (1) Cart Container which carries Apprx 200 Mouse Holders. Overall Cart Dimensions: 60”x 24”x 70” Cart Container Includes Blue Bio-Cover	298

2378250	Allentown Caging Equipment		Lot of (2) Rat Housing Racks, Stainless Steel	Lot of (2) Mobile Rat Housing Racks, Stainless Steel w/ Water Systems. Houses up to 60 Holders per Rack, Overall Dimensions: 69”x 24.5”x 75”; Includes (1) Cart Containers which each carry Apprx 100 Plastic Rat Holders. Overall Dimensions: 66”x 31”x69.5” Cart Includes Blue Bio-Cover	298
2378251			Lot of (3) Stainless Steel Tables	Lot of (3) Stainless Steel Tables, (1) Dimensions 72”x 24” (1) Dimensions 72”x 30.5” (1) Dimensions 48”x 24”	298
2378266			Lot of (50+) Janitorial Products	Lot of (50+) Janitorial Products. Consisting of: (3) 32 Gallon Plastic Trash Bins, Brooms, Floor Squeegees, (5) Werner 3’ 5” Stepping Stools, (3) Mop Buckets, Spray Bottles, Various Pumps, Hose End Sanitizers, Various Brushes and Disposable Paper Towels, Racks (Carts Not Included)	7518
2378272			Lot of (20+) Workout Products	Lot of (20+) Workout Products Consisting of: (1) Cybex Adjustable Bench, (2) Workout Mats, (4) Blow-up Workout Balls with Pump, (8) Purple Height Step Ups, and Assorted Workout Bands	7518
2378273	Allentown Caging Equipment		Lot of (2) Mobile Shelf Racks, Stainless Steel	Lot of (2) Mobile Shelf Racks, Stainless Steel, 5 Shelf, Open Grate, Overall Dimensions: 70”x 24”x 66”	298
2378274	Allentown Caging Equipment		Lot of (2) Mobile Shelf Racks, Stainless Steel	Lot of (2) Mobile Shelf Racks, Stainless Steel, 5 Shelf, Open Grate, Overall Dimensions: 70”x 24”x 66”	298
2378275	Allentown Caging Equipment		Lot of (2) Mobile Shelf Racks, Stainless Steel	Lot of (2) Mobile Shelf Racks, Stainless Steel, 5 Shelf, Open Grate, Overall Dimensions: 60”x 24”x 71” with Plastic Bin Accessories	298
2378276	Ancare		Lot of (2) Mobile 3-Sided Racks, Stainless Steel	Lot of (2) Mobile 3-Sided Racks, Stainless Steel, Dimensions: 60”x 24”x 62” with (3) Red Bio-Covers	298
2378277			Lot of (3) Mobile Cage Washing Racks, SS	Lot of (3) Mobile Cage Washing Racks, Stainless Steel, (1) Rodent Cage Washer, 3 Level, Dimensions: 60”x 28.5”x 68.5” (1) Rat Cage Washer, 3 Level, Dimensions: 73”x32”x 71” (1) Mouse Cage Washer, 5 Level Dimensions: 75”x 18”x 80”	298
2378278			Lot of (3) Mobile Shelf Racks, Stainless Steel	Lot of (3) Mobile Shelf Racks, Stainless Steel, (2) Dimensions: 60”x 24”x 72” (1) Dimensions: 48”x 24”x 72”	298
2378279	Ancare		Lot of (2) Mobile Basket Racks for Cage Washing	Lot of (2) Mobile Basket Racks for Cage Washing, Stainless Steel, with Plastic Bins, Dimensions:63”x 31”x 70”	298
2378280	PlasLabs		Lot of (8) Rabbit Restrainers	Lot of (8) Rabbit Restrainers, with (1) Stainless Steel Cart and (1) Soft Cloth Rabbit Restrainer	298
2378281			Lot of (3) Metro Carts w/ SS Contents	Lot of (3) Metro Carts w/ Contents Consisting of: Stainless Steel Rat/Mouse Wire Bar Lids, Misc. Ancare Corp. Lids and Housings: More	298
2378282			Mobile Shelf Rack, Stainless Steel w/ Plastic Bins	Mobile Shelf Rack, Stainless Steel, w/ Plastic Bins, Dimensions: 60”x 24”x 72”	298
2378283	Rubbermaid		Lot of (2) Mobile Carts	Lot of (2) Mobile Carts, plastic, Dimensions:33”x 18.5”x 37”	298
2378284	Justrite	25602	60-Gal Flammable Liquid Storage Cabinet	60-Gal Flammable Liquid Storage Cabinet. 3 Shelves, 34x34x66 Inches	1035
2378285	Eagle	1947	45-Gal. Safety Storage Cabinet	45-Gal. Safety Storage Cabinet. 3-Shelves, 43x18x67 Inches	1035

2378286	Eagle	1932	30-Gal. Safety Storage Cabinet	30-Gal. Safety Storage Cabinet. 2-Shelves, 43x18x45 Inches	1035
2378287	Eagle	1947	45-Gal. Safety Storage Cabinet	45-Gal. Safety Storage Cabinet. 3-Shelves, 43x18x67 Inches	1035
2378288	Eagle	1947	45-Gal. Safety Storage Cabinet	45-Gal. Safety Storage Cabinet. 3-Shelves, 43x18x67 Inches	1035
2378289	Eagle	1947	45-Gal. Safety Storage Cabinet	45-Gal. Safety Storage Cabinet. 3-Shelves, 43x18x67 Inches	1035
2378267	Precor	S3.45	Workout Equipment Strength Multi-Station	Workout Equipment Strength Multi-Station, Included Workout Capabilities Consisting of: Leg Extension, Leg Curl, Arm Curls. Upright Row, Bench Regular/Incline/Decline, Lat Pull, Seated Row, and Back Extensions	7518
2378268	Precor	EFX 546	Elliptical Workout Machine	Elliptical Workout Machine, with Heart Monitor and 8 Programmed Setting Courses	7518
2378269	Precor	C846	Cycle Workout Machine	Cycle Workout Machine, with Heart Monitor and 5 Programmed Setting Courses	7518
2378270	Precor	C956	Low Impact Treadmill	Low Impact Treadmill, with Heart Monitor, 21 Programmed Setting Courses, 120V, 50/60 Hz, 14 Amps, 130 Watts	7518	KE20Q0015
2378271	Hampton		Freeweight Dumbells	Freeweight Dumbells, with Stand, Weights Ranging from 5lb-20lb	7518
2138910			Lot of (6 pcs) Misc. Laboratory Equipment	Lot of (6 pcs) Misc. Laboratory Equipment. To Include: (1) Electrothermal EMX1000 Electromantle MX Spillprcof Mantle, (3) Assorted Mantles, (1) Mettler Toledo Pumping Device, (1) RA LAMB E22.01MWSDE Apparatus	290

EQUIPMENT INVENTORY LIST

Line Number	Asset Number	Category	Equipment Type	Description	Manufacturer	Model Number
860	ETI-000007	Laboratory	Vortex	Mini Vortex Genie	Scientific Industries	SI-0136
849	ETI-000008	Laboratory	Vortex	Digital Vortex Mixer	VWR Scientific	14005-824
715	ETI-000009	Laboratory	Shaker	Orbital Shaker	VWR Scientific DS-500 Orbital Shaker	57018-754
721	ETI-000010	Laboratory	Shaker	Plate Shaker	Jencons	2014
774	ETI-000011	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-220
775	ETI-000012	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-220
776	ETI-000013	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-420
766	ETI-000014	Laboratory	Stir plate	Stir plate	Cimarec-2	S46725
767	ETI-000015	Laboratory	Stir plate	Stir plate	Cimarec-2	S46725
55	ETI-000018	Laboratory	Centrifuge	MicroCentrifuge	Eppendorf	5415C
716	ETI-000021	Laboratory	Shaker	Orbital Shaker	Lab Line	3508
862	ETI-000046	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
863	ETI-000049	Laboratory	Vortex	Mini Vortex Genie	Scientific Industries	SI-T236
867	ETI-000053	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
5	ETI-000056	Laboratory	Balance	Micro Balance	Mettler Toledo	AG285
769	ETI-000059	Laboratory	Stir plate	Stir plate	Lab Line	1278
770	ETI-000060	Laboratory	Stir plate	Stir plate	Lab Line	1278
891	ETI-000067	Laboratory	Water Bath	Water Bath	Thermo Electron Corp	2837
419	ETI-000070	Laboratory	PH Meter	PH Meter	Fischer Scientific - Accumet	AR15
678	ETI-000073	Laboratory	Power Supply	Power Supply	E-C Apparatus Corp	EC600
722	ETI-000074	Laboratory	Shaker	Plate Shaker	Heidolph	titramax 1000
23	ETI-000075	Laboratory	Blender	Waring Blender	Waring	51BL30
812	ETI-000076	Laboratory	TuboVap	TuboVap-LV	Caliper Life Sciences	103198
755	ETI-000077	Laboratory	Sonicator	Ultrasonic bath	Branson	1510

756	ETI-000078	Laboratory	Sonicator	Ultrasonic bath	Branson	5510
828	ETI-000079	Laboratory	Vacuum	Dry Vacuum	Welch	2027
829	ETI-000080	Laboratory	Vacuum	Dry Vacuum	Welch	2027
811	ETI-000081	Laboratory	TuboVap	TuboVap-96	Caliper Life Sciences	103363
902	ETI-000082	Laboratory	Water Recirculator	Water Recirculator	VWR Scientific	1160S
904	ETI-000084	Laboratory	Water Recirculator	Water Recirculator	VWR Scientific	1160S
11	ETI-000085	Laboratory	Balance	Pan Balance	Mettler Toledo	AG285
56	ETI-000086	Laboratory	Centrifuge	MicroCentrifuge	Eppendorf	5415D
676	ETI-000087	Laboratory	PolyTron	PolyTron	Polytron	PT3100
125	ETI-000088	Laboratory	Heat Block	Heat Block	VWR Scientific	13259-050
82	ETI-000089	Laboratory	Crimper	Crimper	Chromes	300900
894	ETI-000090	Laboratory	Water Bath	Precision 280	Thermo Electron Corp	51221050
61	ETI-000091	Laboratory	Centrifuge	MicroCentrifuge	Beckman Coulter 22R	368826
12	ETI-000094	Laboratory	Balance	Pan Balance	Mettler Toledo	PG2002-S
360	ETI-000095	Laboratory	Labscale TFF System	Labscale TFF System	Millipore	29751
718	ETI-000097	Laboratory	Shaker	Orbital Shaker Platform	Scienceware	F37041-0000
719	ETI-000098	Laboratory	Shaker	Orbital Shaker Platform	Scienceware	F37041-0000
720	ETI-000099	Laboratory	Shaker	Orbital Shaker Platform	Scienceware	F37041-0000
787	ETI-000100	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-610
788	ETI-000101	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-520
791	ETI-000106	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-220
792	ETI-000107	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-220
679	ETI-000108	Laboratory	Power Supply	Power Supply	VWR Scientific	VWR135
753	ETI-000109	Laboratory	Sonicator	Ultrasonic homogenizer	Branson	150D
869	ETI-000110	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
872	ETI-000113	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
873	ETI-000114	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
876	ETI-000121	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
877	ETI-000122	Laboratory	Vortex	Mini Vortex Genie	VWR Scientific	58816-121
752	ETI-000124	Laboratory	Sonicator	Ultrasonic bath	Branson	1510
905	ETI-000125	Laboratory	Water Recirculator	Water Recirculator	Lauda	103E
714	ETI-000126	Laboratory	Shaker	Belly Dancer	Stovall	BBUAAUV1S
688	ETI-000130	Laboratory	Pump	Pump	Masterflex LS	7520-00

393	ETI-000131	Laboratory	MicroMix5	MicroMix5	DPC	MicroMix5
803	ETI-000132	Laboratory	ThermoMixer	ThermoMixer	Eppendorf	535522340
704	ETI-000133	Laboratory	Rocker Plate	Rocker Plate	Boekel	260350
93	ETI-000134	Laboratory	FilterMate Harvester	FilterMate Harvester	PerkinElmer	C961961
805	ETI-000135	Laboratory	TiterMix 100	TiterMix 100	Brinkmann	Titermix 100T
57	ETI-000140	Laboratory	Centrifuge	MicroCentrifuge	Eppendorf	5415D
772	ETI-000142	Laboratory	Stir plate	Stir plate	Corning	PC-510
680	ETI-000144	Laboratory	Power Supply	Power Supply	EC Apparatus	EC105
7	ETI-000147	Laboratory	Balance	Microbalance	Mettler Toledo	AG204
906	ETI-000148	Laboratory	Water Recirculator	Water Recirculator	Haake B3	003-5007
13	ETI-000150	Laboratory	Balance	Pan Balance	Mettler Toledo	PG2002-S
683	ETI-000151	Laboratory	Power Supply	Power Supply	VWR Scientific	135
53	ETI-000154	Laboratory	Centrifuge	MicroCentrifuge	Eppendorf	5415R
394	ETI-000155	Laboratory	Microscope	Eclipse TS-100 Microscope	Nikon	TS-100
670	ETI-000159	Laboratory	Plasma Electrophoresis	Plasma Electrophoresis
671	ETI-000160	Laboratory	Plasma Electrophoresis	Plasma Electrophoresis
675	ETI-000161	Laboratory	Plate Sealer	Plate Sealer	Packard	A946-0
908	ETI-000168	Laboratory	Water Recirculator	Water Recirculator	Lauda	RE106
757	ETI-000169	Laboratory	Sonicator	Ultrasonic homogenizer	Branson	250D
439	ETI-000219-294	Laboratory	Pipette	P10 Pipette	Gilson
516	ETI-000295-360	Laboratory	Pipette	P2.5 Reference	Eppendorf
795	ETI-000366	Laboratory	Stir/hot plate	Stir/hot plate	Corning	PC-320
632	ETI-000367-427	Laboratory	Pipette	12-channel 5-50uL	FinnEppen	4510
403	ETI-000432	Laboratory	Nitrogen generator	Nitrogen generator (Nitrovap)	Parker Balston
332	ETI-000437	Laboratory	hybridization Oven	hybridization Oven	Robbins Scientific	400
79	ETI-000438	Laboratory	Con Torque power unit	Con Torque power unit	Eberbach	7265
28	ETI-000439	Laboratory	Cell Freezer	CryoMed	Forma Scientific	1010
29	ETI-000440	Laboratory	Cell Freezer	CryoMed	Forma Scientific	1010
385	ETI-000443	Laboratory	Spectrophotometer	Luminescence Spectrophotometer	ThermoSpectronic	FA-357
95	ETI-000446	Laboratory	Spectrophotometer	SpectraMax M5 Fluorometer	Molecular Devices	M5
713	ETI-000447	Laboratory	Sequence Detection System	ABI Prism 7900HT Sequence Detection System	Applied Biosystems	7900HT
806	ETI-000453	Laboratory	TopCount	TopCount NXT HTS Beta Liquid Scintillation Counter	PerkinElmer
383	ETI-000454	Laboratory	LSC	LS6500	Beckman	LS6500

110	ETI-000459	Laboratory	Freezer	-20C	Frigidaire
112	ETI-000461	Laboratory	Freezer	-20C	Frigidaire
699	ETI-000462	Laboratory	Refrigerator	4C Refrigerator	Danby
335	ETI-000469	Laboratory	Incubator	Cell Incubators (Forma)	Forma Scientific
336	ETI-000470	Laboratory	Incubator	Cell Incubators (Forma)	Forma Scientific
337	ETI-000471	Laboratory	Incubator	Cell Incubators (Forma)	Forma Scientific
338	ETI-000472	Laboratory	Incubator	Cell Incubators (Forma)	Forma Scientific
4	ETI-000474	Laboratory	Bacharach Kit	Bacharach Kit
17	ETI-000476	Laboratory	Biological Safety Cabinet	Class II Type A/B	Forma Scientific	214 Type A
18	ETI-000477	Laboratory	Biological Safety Cabinet	Class II Type A/B	Forma Scientific	1286
414	ETI-000480	Laboratory	Oven	Oven with rotator	VWR Scientific	5420
400	ETI-000482	Laboratory	Narcotic Cabinet	Narcotic Cabinet
334	ETI-000484	Laboratory	Image Station	Kodak Image Station	Kodak	4000MM
420	ETI-000485	Laboratory	PH Meter	PH Mater	Thermo
111	ETI-000486	Laboratory	Freezer	-20C	Frigidaire
294	ETI-000488-98	Laboratory	HPLC	HPLC #13	Agilent
98	ETI-000519-23	Laboratory	FPLC	FPLC #1	Amersham Pharmacia Biotech	UPC-900
758	ETI-000556	Laboratory	Spectrophotometer	SpectraMax Gemini	Molecular Devices	Gemini
301	ETI-000576-85	Laboratory	HPLC	HPLC South #4	Agilent
819	ETI-000587-92	Laboratory	UPLC	UPLC South #5	Waters	UPD
377	ETI-000593-96	Laboratory	LCMS	Spectrometer API4000	Applied Biosystem	API4000
42	ETI-000605	Laboratory	Centrifuge	GeneVac EZ-2 Plus	Barnstead	EZ2
404	ETI-000606	Laboratory	Nitrogen generator	Nitrogen generator (Nltrovap)	Parker Balston
302	ETI-000607-15	Laboratory	HPLC	HPLC South #6	Agilent
313	ETI-000641-47	Laboratory	HPLC	HPLC Prep #5	Phenomenex	TS-430
917	ETI-000661-63	Laboratory	LCMS	Spectrometer ZQ2 (ZQ2000)	Waters	186002000
15	ETI-000667	Laboratory	Balance	Pan Balance Delta range	Mettler Toledo	PB3002-SDR
827	ETI-000675	Laboratory	UV-Vis Spectrophotometer	UV-Vis spectrophotometer (Cary 50 Conc)	Varian	Cary50
695	ETI-000688	Laboratory	Refrigerator	4C Double door refrigerator	VWR Scientific
292	ETI-000702-09	Laboratory	HPLC	HPLC #2	Waters	71P
288	ETI-000717-22	Laboratory	HPLC	HPLC #8	Waters	WAT270008
286	ETI-000726	Laboratory	HPLC	LS-ELSD	Sedex	Sedex 75
197	ETI-000727	Computer	Comp/Mon/KB + APC	IBM	IBM/APC

751	ETI-000728	Laboratory	Sonicator	Sonication Cabinet	Branson
697	ETI-000736	Laboratory	Refrigerator	4C refrigerator	Danby
333	ETI-000739	Laboratory	Ice maker	Ice maker	Scotsman
86	ETI-000740	Laboratory	Dishwasher	Dishwasher	Labconco
3	ETI-000741	Laboratory	Autoclave	Autoclave Tuttnauer	Tuttnauer/Brinkman	3870E
45	ETI-000743	Laboratory	Centrifuge	Optima LE-80K	Beckman	LE80K
46	ETI-000744	Laboratory	Centrifuge	Rotor 50.2 Ti	Beckman
47	ETI-000745	Laboratory	Centrifuge	Rotor 50.4 TI	Beckman
48	ETI-000746	Laboratory	Centrifuge	Rotor 70 Ti	Beckman
51	ETI-000747	Laboratory	Centrifuge	Rotor SW55 Ti w/ 6 buckets	Beckman
50	ETI-000748	Laboratory	Centrifuge	Rotor SW40 Ti w/ 6 buckets	Beckman
49	ETI-000749	Laboratory	Centrifuge	Rotor SW28 w/ 6 buckets	Beckman
38	ETI-000750	Laboratory	Centrifuge	Avanti J-25i	Beckman	Avanti J-25I
39	ETI-000751	Laboratory	Centrifuge	Rotor JA20.1	Beckman
41	ETI-000752	Laboratory	Centrifuge	Rotor JS13.1	Beckman
40	ETI-000753	Laboratory	Centrifuge	Rotor JLA10.5	Beckman
417	ETI-000756	Laboratory	Peptide Synthesizer	Peptide Synthesizer Symphony Multiplex	Protein Technologies	Symphony - R
825	ETI-000762	Laboratory	UV Lamp	UV Lamp Hand held	UVP	UVL-28
	ETI-000770	Laboratory	LCMS	Spectophotometer	PE Sciex	Qstar
375	ETI-000784-88	Laboratory	LCMS	Spectrometer API4000	Applied Biosystem	API4000
840	ETI-000789	Laboratory	Vacuum Pump	Vacuum Pump	Vacuubrand	ME8SI
87	ETI-000794	Laboratory	Embla	Embla	Molecular Devices	Embla
306	ETI-000797-804	Laboratory	HPLC	HPLC South #8	Agilent
	ETI-000807	Laboratory	LCMS	Spectrometer API 3000	PE Sciex	API 3000
	ETI-000822	Laboratory	LCMS	Spectrometer LCQ	Finnigan MAT	LCQ
52	ETI-000833	Laboratory	Centrifuge	IEC Multi RF	Thermo Electron Corporation	IEC-Multi RF
92	ETI-000837	Laboratory	FACSCalibur	BD FACSCalibur	Becton Dicksen	FACSCalibur
43	ETI-000839	Laboratory	Centrifuge	GeneVac EZ-2 Plus	Barnstead	EZ2
44	ETI-000842	Laboratory	Centrifuge	IEC Multi RF	Thermo Electron Corporation	IEC-Multi RF
888	ETI-000845	Laboratory	Water Bath	Precision 280	Thermo Electron Corp	280
359	ETI-000863	Laboratory	Lab Table	Lab Table on wheels
330	ETI-000865	Laboratory	Humidity Cabinet	Humidity Cabinet	Espec	LHL-112
331	ETI-000866	Laboratory	Humidity Cabinet	Humidity Cabinet	Espec	LHL-112

401	ETI-000867	Laboratory	Nicomp Particle sizer	Zeta Potential/Particle Sizer Nicomp 380 ZLS	Nicomp	380 ZLS
388	ETI-000872	Laboratory	Lyophilizer	Lyophilizer - Genesis 25EL System	Virtis	Genesis 25EL
402	ETI-000874	Laboratory	Nitrogen generator	Nitrogen generator (Very Large)	Parker Balston	N2-80
741	ETI-00901-06	Laboratory	Solvent Cabinet	Solvent Safety Storage Cabinet	Eagle	1947
731	ETI-000907-13	Laboratory	Shelf Wire	Large wire 4 shelf unit	Metro
409	ETI-000914	Laboratory	Osmometer	Osmometer	Advanced Instruments	3320
703	ETI-000917	Laboratory	Refrigerator	4C Refrigerator	Danby
737	ETI-000918	Laboratory	Shelf Wire	Wire 4 shelf unit large	Metro
926	ETI-000926	Laboratory	PH Meter	Portable Meter	ThermoOrion	230Aplus
931	ETI-000931	Laboratory	Microscope	Light Microsope w/ UV and Camera	Nikon	TE300
939	ETI-000939	Laboratory	Refrigerator	Refrig/Freezer	Frigidaire
946	ETI-000946-54	Laboratory	Pipettes	Repeater Plus 1 channel	Eppendorf	22260201
956	ETI-000956	Laboratory	IMT Instrument	transducer amplifier module	Hugo Sachs	73-0045
958	ETI-000958-65	Laboratory	IMT Instrument	Bath modules	Hugo Sachs
	ETI-000966	Laboratory	NMR	Inova 500MHz Shielded	Varian	Inaova 500
968	ETI-000968	Laboratory	Freezer	-80C Freezer	Forma Scientific
969	ETI-000969	Laboratory	Freezer	-80C Freezer	VWR Scientific
970	ETI-000970	Laboratory	Freezer	-80C Freezer	VWR Scientific
974	ETI-000974	Laboratory	Freezer	-80C Freezer	Thermo Electron Corp
975	ETI-000975	Laboratory	Freezer	-80C Freezer	Thermo Electron Corp
977	ETI-000977	Laboratory	Freezer	-20C	Frigidaire
980	ETI-000980	Laboratory	Refrigerator	4C Refrigerator	Danby
981	ETI-000981	Laboratory	LN2 Freezer	CryoPRO	VWR Scientific
986	ETI-000986	Laboratory	Freezer	-20C	Frigidaire
991	ETI-000991	Laboratory	Sonicator	Ultrasonic bath w/ heater	Branson	3510

EXHIBIT D — LEASEHOLD IMPROVEMENTS

1.                                      Installation of generator transfer switch within 180 days of the Commencement Date.

D-1

EXHIBIT E — RULES

Subject to the terms of the foregoing Lease:

1.                                      No person shall disturb other occupants of the Building by making loud or disturbing noises.

2.                                      Soliciting, peddling and canvassing are prohibited in the Building and Tenant shall cooperate to prevent the same.

3.                                      Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Building or the Leased Premises. No load shall be placed on the floors or in elevators, if any, in excess of the limits of the manufacturers’ design requirements, without prior approval of Landlord’s facilities engineer.

4.                                      Tenant shall not use any equipment emitting noxious and/or toxic fumes unless they are properly vented at Tenant’s expense.

5.                                      Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. However, Tenant shall have the right to install and remove, within the Leased Premises (subject to the terms of this Lease), all of Tenant’s furniture and normal business equipment. No window treatments or objects shall be attached to, hung in or used in connection with any exterior of any door or window or from outside the Building, unless approved by Landlord which shall not be unreasonably withheld or delayed.

6.                                      No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord which shall not be unreasonably withheld or delayed.

7.                                      No hazardous articles shall be brought into or kept in the Building at any time except in accordance with the Lease and all applicable laws.

8.                                      The mechanical systems, the electrical system and lighting fixtures in the Building and the Leased Premises shall not be altered or disturbed in any manner without the prior written consent of Landlord, which may be withheld in the case of any alteration of such lighting fixtures. Any alterations or additions must be performed by licensed personnel authorized by Landlord.

9.                                      The toilets and other plumbing fixtures shall not be used for any other purpose than those for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

10.                               Smoking is prohibited in the Building or near or around any entrances.

11.                               Except during Tenant’s normal business hours, Tenant shall keep all doors to the Leased Premises locked and other means of entry to the Leased Premises closed and secured.

12.                               All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Leased Premises shall be done only by authorized Building personnel hired by Tenant or Landlord. Tenant shall notify Landlord of those parties performing such services on behalf of

Tenant prior to such work being commenced and provide required insurance naming Landlord as an additional insured.

13.                               Tenant or Tenant’s employees shall not distribute literature, flyers, handouts or pamphlets of any type in any of the exterior Common Areas without the prior written consent of Landlord.

14.                               Tenant shall not cook, otherwise prepare or sell, any foods or beverages in or from the Leased Premises. However, Tenant shall have the right to prepare food for the exclusive use of Tenant’s employees.

15.                               Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Leased Premises.

16.                               Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Leased Premises.

17.                               No floor covering shall be affixed to any floor in the Leased Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord.

18.                               Tenant shall comply with the Ypsilanti Township Sewer Use Ordinance No. 2001-280. All materials entering the sink drains must be in compliance with the discharge limits set in the ordnance. See http://www.ycua.org/PDFs/TownshipOrdinance2001-280(Water&Sewer).pdf; and http://www.ycua.org/PDFs/2004TownshipSewerUseO rdinance10-19-2004.pdf.

19.                               Tenant may not use any of the following in the Building without Landlord’s prior written certification and written consent:

•                       Licensed radioactive materials;

•                       Ionizing radiation producing equipment;

•                       BL2, BL3 and BL4 pathogens;

•                       Select Agents and Toxins as defined by CDC, HHS, DEA, ATF and USDA(http://www.selectagents.gov/agentToxinList.htm); and

•                       Heavy metal containing materials, e.g. Mercury and Lead

20.                               Any use or storage of flammable liquids shall comply with NFPA 45 Standard on “Fire Protection for Laboratories Using Chemicals.”

21.                               Flammable liquids shall not be heated outside of a fume hood or a sealed UL approved apparatus.

22.                               Tenant may not use any reaction vessels or receiver greater than 4 liters in volume.

23.                               All biological/chemical storage and waste containers larger than 4 liters must be UL approved.

24.                               To the extent Tenant determines to conduct animal experiment or research within the Building, such work shall be conducted only inside the vivarium located within the Building, with the exception of occasional terminal procedures conducted by Tenant scientists for the purpose of post-mortem analysis and performed under the supervision of a licensed veterinarian and that do not involve the re-introduction of any animal into the vivarium.

25.                               All invasive procedures involving animals shall be directed by a licensed veterinarian.

26.                               Tenant shall comply with all rules and regulations established by Landlord pursuant to Section 12.1 of the Lease.

27.                               Landlord shall use the best efforts to enforce the foregoing rules and regulations as to other tenants of the Building. Landlord shall have the right to amend these rules and regulations from time to time as provided in such Section 12.1 of the Lease.